EXHIBIT 4.30

                                LICENSE AGREEMENT






                            PROMETIC BIOSCIENCES INC.

                                     - and -

                                   HEMOSOL LP


                            ------------------------
                                 June 1st, 2004
                            ------------------------

                                TABLE OF CONTENTS


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

   1.1      Defined Terms.........................................................................................1

                                    ARTICLE 2
                       GRANT OF LICENSE AND IMPLEMENTATION
                       -----------------------------------

   2.1      Grant.................................................................................................8
   2.2      Implementation of the Cascade Process.................................................................9

                                    ARTICLE 3
                   LICENSES IN THE TERRITORY AND DISTRIBUTORS
                   ------------------------------------------

   3.1      Licenses in the Territory............................................................................10
   3.2      Distributors.........................................................................................12
   3.3      Limitation...........................................................................................13

                                    ARTICLE 4
                                  IMPROVEMENTS
                                  ------------

   4.1      Disclosure...........................................................................................13
   4.2      Improvements.........................................................................................13

                                    ARTICLE 5
                             PAYMENTS AND ROYALTIES
                             ----------------------

   5.1      License Fees.........................................................................................14
   5.2      Estimated timing for completion......................................................................15
   5.3      Share Restrictions...................................................................................15
   5.4      Royalties............................................................................................16
   5.5      Payment Period.......................................................................................16
   5.6      Interest on Late Payments............................................................................16
   5.7      Exchange Rate........................................................................................16
   5.8      Withholding Taxes....................................................................................17

                                    ARTICLE 6
                             LICENSOR'S OBLIGATIONS
                             ----------------------

   6.1      Supply Personnel and Technical Assistance............................................................17
   6.2      Assistance regarding Production Facility.............................................................17
   6.3      Ownership of Cascade Process.........................................................................18
   6.4      Approvals and Business Conduct.......................................................................18
   6.5      Provision of Materials and Intellectual Property.....................................................18
   6.6      Supply of Resin......................................................................................18
   6.7      Protection of Territory..............................................................................18


                                       i
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                                    ARTICLE 7
                             LICENSEE'S OBLIGATIONS
                             ----------------------

   7.1      Compliance with Local Laws...........................................................................19
   7.2      Manufacturing Requirements...........................................................................19
   7.3      Resins and Raw Material..............................................................................21
   7.4      Performance Thresholds...............................................................................21

                                    ARTICLE 8
                                BOOKS AND RECORDS
                                -----------------

   8.1      Non-Financial Records................................................................................22
   8.2      Financial Records....................................................................................22
   8.3      quarterly Statement..................................................................................22
   8.4      Annual Statement.....................................................................................22
   8.5      Audit Rights.........................................................................................23

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

   9.1      By the Licensor......................................................................................23
   9.2      By the Licensee......................................................................................25
   9.3      No Other Representations or Warranties...............................................................27
   9.4      Survival of Representation and Warranties............................................................27

                                   ARTICLE 10
                             PATENTS AND TRADEMARKS
                             ----------------------

   10.1     Watch Service........................................................................................27
   10.2     Infringement of Patents or Trademarks................................................................27
   10.3     Description as Authorized Licensee...................................................................28

                                   ARTICLE 11
                                 INDEMNIFICATION
                                 ---------------

   11.1     General Indemnification..............................................................................28
   11.2     Patent Indemnity.....................................................................................29
   11.3     Notice of Claim......................................................................................29
   11.4     Direct Claims........................................................................................29
   11.5     Third Party Claims...................................................................................30
   11.6     Settlement of Third Party Claims.....................................................................30
   11.7     Cooperation..........................................................................................31
   11.8     Insurance............................................................................................31
   11.9     Survival.............................................................................................32


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
                                   ARTICLE 12
                     PATENT AND PATENT APPLICATION FILINGS,
                     --------------------------------------
                    PROSECUTION, REGISTRATION AND MAINTENANCE
                    -----------------------------------------

   12.1     Prosecution of Registration..........................................................................32
   12.2     Abandonment of Patents...............................................................................32
   12.3     Assistance to Prosecution............................................................................33
   12.4     Transfer to Licensor.................................................................................33

                                   ARTICLE 13
                        COMPLAINTS AND CORRECTIVE ACTIONS
                        ---------------------------------

   13.1     Complaints...........................................................................................33
   13.2     Certain Corrective Actions...........................................................................33

                                   ARTICLE 14
                                 CONFIDENTIALITY
                                 ---------------

   14.1     Maintenance of Confidentiality.......................................................................34
   14.2     Exceptions...........................................................................................35
   14.3     Non-disclosure of Agreement..........................................................................35
   14.4     Compliance with Confidentiality Obligations..........................................................36
   14.5     Injunction...........................................................................................36

                                   ARTICLE 15
                                  FORCE MAJEURE
                                  -------------

   15.1     Force Majeure........................................................................................36

                                   ARTICLE 16
                           TERM AND EARLY TERMINATION
                           --------------------------

   16.1     Term.................................................................................................37
   16.2     Termination Events...................................................................................37
   16.3     Notice of Termination................................................................................38

                                   ARTICLE 17
                     RIGHTS AND OBLIGATIONS UPON TERMINATION
                     ---------------------------------------

   17.1     Generally............................................................................................39
   17.2     Exceptions...........................................................................................40
   17.3     Survival of Certain Rights and Obligations...........................................................41

                                   ARTICLE 18
                           CONFORMITY WITH LOCAL LAWS
                           --------------------------

   18.1     Recording of Agreement...............................................................................41

                                   ARTICLE 19
                               DISPUTE RESOLUTION
                               ------------------

   19.1     By Arbitration.......................................................................................41
   19.2     Injunction...........................................................................................41


                                      iii

                                   ARTICLE 20
                                 APPLICABLE LAW
                                 --------------

   20.1     Governing Law........................................................................................42
   20.2     Scope of Authority and Relationship..................................................................42
   20.3     Assignment; Successors and Assigns...................................................................42
   20.4     Extended Meanings....................................................................................43
   20.5     Headings.............................................................................................43
   20.6     Language.............................................................................................43
   20.7     Entire Agreement.....................................................................................43
   20.8     Currency.............................................................................................43
   20.9     Notices..............................................................................................43
   20.10    Amendment of Agreement...............................................................................44
   20.11    Waiver and Notice of Breach..........................................................................44
   20.12    Further Assurances...................................................................................45
   20.13    Third Parties........................................................................................45
   20.14    Severability.........................................................................................45
   20.15    Costs of Operations..................................................................................45
   20.16    Counterparts and Fax Signatures......................................................................46

                                LICENSE AGREEMENT



         THIS AGREEMENT is made as of the 1st day of June, 2004 between:

                    PROMETIC BIOSCIENCES INC., a corporation existing under the laws of Canada

                    (the "Licensor"),

                                    - and --

                    HEMOSOL LP, a limited partnership existing under the laws of the Province of Ontario

                    (the "Licensee"),

WHEREAS:

     (a) the Licensor has the exclusive right to license an improved plasma protein recovery technology defined hereunder as the Cascade Process, and wishes to grant certain rights in such technology to the Licensee in order to allow the Licensee to manufacture proteins and related products, all in accordance with the terms and conditions hereof (such technology is also described in Schedule A but for illustration purposes only);

     (b) the Licensee is the owner of a manufacturing facility built to handle the manufacturing of blood products and wishes to implement, in collaboration with the Licensor, such technology, subject to the terms and conditions hereof;

           NOW THEREFORE IN CONSIDERATION of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

1.1        Defined Terms
           -------------

           In this Agreement the following terms shall have the following meanings, respectively:

1.1.1      "A1PI" means alphaone protease inhibitor derived from Raw Material;

1.1.2 "A1PI Primary Step" means the use of a Resin for the capture of A1PI from Raw Material;

1.1.3 "Additional Primary Step" means new capture steps added to the Preferred Sequence for the recovery of any Additional Proteins from the Raw Material and described from time to time when applicable in
           Schedule 1.1.3;

1.1.4 "Additional Production Facility" means any facility, in addition to the Production Facility, to be established or used by the Licensee to implement the Cascade Process;

1.1.5 "Additional Proteins" means proteins in bulk active form, other than the Proteins, that may be isolated from Raw Material using an Additional Primary Step under the Cascade Process;

1.1.6      "Affected Party" has the meaning set out in Section 15.1;

1.1.7 "Agreement" means this license agreement, including all schedules attached hereto, as modified, amended, supplemented or restated from time to time;

1.1.8      "APO-A-1" means apolipoprotein derived from Raw Material;

1.1.9 "APO-A-1 Primary Step" means the use of a Resin for the capture of APO-A-1 from Raw Material;

1.1.10 "ARC" means the American National Red Cross, a nonprofit corporation chartered by an act of Congress of January 5, 1905, as amended, codified at, 36 U.S.C. ss. 300101 et. seq., also known as the American Red Cross, and any successor thereto;

1.1.11 "Cascade Process" means the aggregate of the Primary Steps, but for greater certainty may include only some of them, presented in the Preferred Sequence for the capture of each Protein from the Raw Material in a successive manner to meet the Target Proteins Recovery Percentages, and also including: all Additional Primary Steps, Improvements, and Intellectual Property developed or to be developed by the Licensor (alone or with any other licensees of Cascade Process, its affiliates or the ARC) and owned by, or under exclusive rights in favour of, the Licensor;

1.1.12 "Cascade Process Documentation" means copies of all Patents, publications and technical and operational details relating to the Cascade Process and any of its components, including any master files related thereto and the documentation referred to in Schedule 2.2(b);

1.1.13 "cGMP" means current good manufacturing practices as defined in guidelines published from time to time by the FDA;

1.1.14     "Claim" has the meaning set out in Section 11.3;


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
1.1.15 "Commercial Scale" means the operation of the Cascade Process in the Production Facility at a batch size sufficient to permit the processing of 200,000 litres of Raw Material on a 12 month basis;

1.1.16 "Confidential Information" means that information of a party, in any form and regardless of whether it was developed by such party or acquired through a license, agreement or otherwise, which is not generally known to the public, including, without limitation, any Intellectual Property (other than the Patents or Trademarks), research program, material, data, know-how, formulations, techniques, equipment, methods, results, information regarding sources of supply, business plans, partners, clients, potential agreements and the existence, scope and activities of any research, development, manufacturing, marketing, or other projects, patent applications, trade secrets and other similar information with like characteristics. All information exchanged in writing between the parties before the date of this Agreement and relating to the subject matter of this Agreement, or if exchanged verbally, which has been confirmed in writing to be confidential, shall be deemed Confidential Information under this Agreement. Confidential Information does not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement or any other written agreement between the parties;
           (ii) was known by the recipient on a non-confidential basis prior to its disclosure to the recipient by the disclosing party; or (iii) is or becomes available to the recipient on a non-confidential basis from a source other than the disclosing party unless the recipient knows that such source is prohibited from disclosing the information to the recipient by a contractual, fiduciary or other legal obligation to the disclosing party;

1.1.17 "Costs" means any and all direct costs incurred by the Licensor or the Licensee directly attributable to the business development or licensing activities of the Cascade Process (alone or combined with one or more Secondary Processes), or patent prosecution and other documented expenses in connection with the transfer of rights in the Cascade Process (alone or combined with one or more Secondary Processes,) and ongoing support to Third Party Licensees, and any and all sum, i.e. royalty, commissions or other fees, payable to a Third Party supplier of intellectual property, equipment or services in connection with the Cascade Process (alone or combined with one or more Secondary Processes) or the transfer of rights therein, as reasonably documented by the party incurring such Costs;

1.1.18     "Direct Claim" has the meaning set out in Section 11.3;

1.1.19 "End-Users" means Third Parties who use Proteins, Additional Proteins or Products purchased by them for any purpose other than resale;

1.1.20 "FDA" means the United States Food and Drug Administration and any successor thereto;

1.1.21     "Fibrinogen" means fibrinogen derived from Raw Material;


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
1.1.22 "Fibrinogen Primary Step" means the use of a Resin for the capture of Fibrinogen from Raw Material;

1.1.23 "First IND for Clinical Trial Supply" means the date a first investigational new drug application in respect of a Protein manufactured by the Licensee using the Cascade Process is cleared with the FDA;

1.1.24     "Force Majeure" has the meaning set out in Section 15.1;

1.1.25     "FVIII" means haemophillic factor VIII derived from Raw Material;

1.1.26     "hSA" means serum albumin derived from Raw Material;

1.1.27 "hSA Primary Step" means the use of a Resin for the capture of hSA from Raw Material;

1.1.28 "Improvements" means all improvements, developments, enhancements, design changes and modifications to the Cascade Process, including a new preferred sequence, which relates to the capture of Proteins or Additional Proteins from Raw Material;

1.1.29     "Indemnified Party" has the meaning set out in Section 11.3;

1.1.30     "Indemnifying Party" has the meaning set out in Section 11.3;

1.1.31     "Infringer" has the meaning set out in Section 10.2;

1.1.32 "Intellectual Property" means the Patents, the Trademarks and the Know-How and all copyrights, ideas, inventions, results, designs, patterns, diagrams, drawings, documentation, data, plans, reports and other like information or items, whether or not patentable, relating to the Cascade Process;

1.1.33     "Intellectual Property Claim" has the meaning set out in Section
           11.2;

1.1.34 "Intermediates" means residual depleted plasma concentrate obtained by the Licensee following the extraction of one or more Proteins or Additional Proteins from the Raw Material through the use of one or more Primary Steps or Additional Primary Steps or the entire Cascade Process;

1.1.35     "IVIG" means intravenous immunoglobulin derived from Raw Material;

1.1.36 "IVIG Primary Step" means the use of a Resin for the capture of IVIG from Raw Material;

1.1.37 "Know-How" means the technical information, standard operating procedures, trade secrets, methods, and other information and specifications relating to the Cascade Process;

1.1.38     "Licensee's Developments" shall have the meaning set forth in Section
           4.2;


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
1.1.39 "Licensing Revenues" shall mean all revenues collected from a Third Party Licensee pertaining to the granting of rights in the Cascade Process and the transfer of Secondary Processes as contemplated in
           Section 3.1, less (i) Licensor's Costs (as reduced by Licensee's Costs pursuant to Section 3.1, as the case may be) and (ii) Licensor's development fees and expenses as contemplated in Section
           3.1 (vi);

1.1.40 "Licensure of First Product" means receipt of all required clearances of the FDA for the commercial sale of a first Protein, Additional Protein or Product in the United States of America;

1.1.41     "Losses" has the meaning set out in subsection 11.1(a);

1.1.42 "Net Sales" means, in respect of any particular calendar quarter, the amount actually received by the Licensee from Resellers and End-Users with respect to sales of Proteins, Additional Proteins and Products during such quarter for such items sold by the Licensee to Third Parties during such quarter, less, without duplication and with respect to such quarter:

           (i) normal and customary returns and normal and customary trade, quantity or other cash discounts granted by the Licensee with respect to such items;

           (ii) the amount of all applicable sales, value-added and other taxes to be paid or withheld by the Licensee with respect to such items; and

           (iii) amounts owed by Resellers and End-Users to the Licensee not paid when due during such quarter,

           provided that:

           (iv) sales of Proteins, Additional Proteins or Products between or among the Licensee and its affiliates, collaborators, agents, consultants, co-marketers and distributors shall be excluded from the computation of Net Sales;

           (v) Net Sales shall include the first sale of such items to Third Parties by any such affiliates, collaborators, agents, consultants, co-marketers and distributors (and provided, for greater certainty, that the references to the Licensee in the deductions described in paragraphs (i) to (iii) above shall be deemed to include such affiliates, collaborators, agents, consultants, co-marketers and distributors); and

           (vi) where (i) the consideration for the sale of any of the Proteins, Additional Proteins or Products includes any non-cash element or (ii) any of the Proteins, Additional Proteins or Products are sold in any manner other than an invoiced sale, the Net Sales for such transaction shall be calculated in accordance with a mutually agreeable formulae;


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
1.1.43     "Non-Affected Party" has the meaning set out in Section 15.1;

1.1.44 "Other Territories" means each country in the world, other than the Territory;

1.1.45     "Patent Interest" has the meaning set out in Section 12.2;

1.1.46 "Patents" means any and all patents and patent applications issued or filed in the Territory along with any and all additions, divisions, continuations, continuations in-part, substitutions, re-issues, re-examinations, extensions, registrations, patent term extensions, supplementary protection certificates and renewals of any of the foregoing in the Territory, which are necessary in order to use the Cascade Process under this Agreement, and as of the date hereof, the Patents include the patents and patent applications listed in
           Schedule 1.1.46 and their status as stated in said Schedule;

1.1.47 "PBL" means ProMetic Biosciences Ltd., a corporation existing under the laws of the Isle of Man, and any successor thereto;

1.1.48 "Person" means any individual, corporation, cooperative organization, company, partnership, unincorporated association or entity, trust, joint venture, estate, governmental or regulatory body or authority, judicial entity or authority or legal entity;

1.1.49 "Preferred Sequence" means the preferred sequence of Primary Steps transferred in accordance with Section 2.2 (b) for the capture of Proteins from the Raw Material in a successive manner;

1.1.50 "Primary Step" means any of the A1PI Primary Step, the IVIG Primary Step, the Fibrinogen Primary Step, the APO-A-1 Primary Step, the hSA Primary Step, the VWF/FVIII Primary Step, and "Primary Steps" means all of them;

1.1.51 "Production Facility" means the manufacturing facility of the Licensee located at 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9;

1.1.52 "Production of Conformance Lots" means the sequential production at Commercial Scale of three identical production lots consistently meeting the applicable Target Protein Recovery Percentage and the production specifications set forth in a first initial new drug application for the contemplated Product;

1.1.53 "Production of Consistency Lots" means establishing the reproducibility of the manufacturing process to consistently produce materials for clinical trial requirements;

1.1.54 "Products" means all products that include, incorporate or are derived from any Proteins or Additional Proteins manufactured by the Licensee under the Cascade Process;


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
1.1.55 "Proteins" shall mean each of the Fibrinogen, APO-A-1, VWF/FVIII, hSA, AlPI, IVIG, in bulk active form, which can be isolated from the Raw Material using the Cascade Process;

1.1.56 "Raw Material" means human blood plasma recovered from whole blood donations or sourced by plasmapharesis procedures;

1.1.57 "Regulatory Body" means the FDA, the TPD, the World Health Organization and any other agency or organization responsible in the Territory for the regulation of medicinal products derived from human plasma or having authority in the Territory over the testing and marketing of pharmaceutical and biological products generally;

1.1.58 "Resellers" means Third Parties who purchase one or more Proteins, Additional Proteins or Products for the purpose of resale;

1.1.59 "Resin" means each of the affinity adsorbents (i.e. ligand attached to a support matrix) and bioseparation media (e.g. ion exchanges) for the isolation and purification of the Proteins and the Additional Proteins;

1.1.60     "Royalty" has the meaning set out in Section 5.4;

1.1.61 "Secondary Processes" means secondary steps and processes, whether currently known or to be developed, to which any Proteins or Additional Proteins isolated at any level in the Cascade Process are or may be subjected in order to ensure that the yields or the level of purification, viral safety, quality assurance and control and processing are (i) satisfactory to the FDA or any other Regulatory Body having jurisdiction over these material for use in humans, or
           (ii) generally requested in the market in which Proteins, Additional Proteins or Products are, or are intended to be used in humans, whether arising by law, regulations, directives, norms, guidelines, market practices or under any regulatory approvals;

1.1.62 "Site Master File" means the documentation required as part of the licensing procedures (market authorization) by any Regulatory Body having jurisdiction over such licensing, for the Proteins, the Additional Proteins and the Products, including, without limitation, details of the manufacturing building, location, construction, service facilities and environment, which is kept in an independent file;

1.1.63 "Target Protein Recovery Percentages" shall have the meaning described in Schedule 1.1.63;

1.1.64 "Technical Working Group" means the working group established by the technical and engineering personnel of the Licensor to implement the Cascade Process which, as of the date hereof, includes the individuals named on Schedule 1.1.64;

1.1.65 "Technical Working Group Records" means all records, minutes of meetings, correspondence and any other documentation relating to the Technical Working Group;

1.1.66     "Term" shall have the meaning set out in Section 16.1;

1.1.67     "Terminated Party" has the meaning set out in Section 16.2;

1.1.68     "Terminating Party" has the meaning set out in Section 16.2;

1.1.69 "Territory" means Canada, the United States of America and Mexico, and for greater certainty, shall include all provinces, states and other political subdivisions within each such country;

1.1.70 "Third Party" means any Person other than the Licensor and the Licensee and includes, for greater certainty, the ARC and any affiliates of the Licensee or the Licensor, and "Third Parties" has a similar meaning;

1.1.71 "Third Party Licensee" means any Third Party other than the ARC with whom Licensor enters into a license or other type of agreement for the use of the Cascade Process or whereby such Third Party agrees to in-license the Cascade Process.

1.1.72     "Third Party Claim" has the meaning set out in Section 11.3;

1.1.73     "TPD" means the Therapeutic Products Directorate, Health Canada;

1.1.74 "Trademarks" means any trademarks or service marks relating to the Cascade Process owned by Licensor or which the Licensor has a right to use in the Territory and to license to Hemosol in the manner contemplated hereunder. ;

1.1.75     "VWF" means Von Willebrand Factor derived from Raw Material; and

1.1.76 "VWF/FVIII Primary Steps" means the use of a Resin for the capture of a combination of VWF and FVIII from Raw Material.

                                   ARTICLE 2
                       GRANT OF LICENSE AND IMPLEMENTATION
                       -----------------------------------

2.1        Grant
           -----

           (a) Subject to the terms and conditions set forth in this Agreement, the Licensor hereby grants to the Licensee the exclusive right to use the Cascade Process, or part thereof to manufacture in the Production Facility and any Additional Production Facilities in the Territory, and distribute and sell in the Territory, the Proteins, Additional Proteins and Products. For greater certainty, and without limiting the generality of the foregoing, the right to use the Cascade Process also includes the exclusive right to use a limited number of Primary Steps, or an alternative sequence.


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
           (b) In the event Improvements or Additional Primary Steps are in-licensed or acquired by the Licensor from a Third Party (other than an affiliate, or the ARC) during the term of this Agreement for use in connection with the Cascade Process in the Territory, then such right shall automatically be subject to the rights granted under
                      Section 2.1 (a), but on a non-exclusive basis only and shall be subject to the terms and conditions set forth hereunder and those of any agreement with the Third Party; and

           (c) Notwithstanding Subsection 2.1(a) and (b) above, with respect to Improvements and Additional Primary Steps in-licensed or acquired from a Third Party (other an affiliate or the ARC), Licensor shall not be obligated to grant any right therein to the Licensee if the grant implies or operation of such grant of rights would require that the Licensor makes any payments to such Third Party except such payments as the Licensee shall agree to reimburse to the Licensor.

2.2        Implementation of the Cascade Process
           -------------------------------------

           (a) Beginning no later than seven days following the date of this Agreement and at all time during which this Agreement is in effect, representatives of the Licensee designated by it shall join the Technical Working Group to form an expanded Technical Working Group.

           (b) Upon signature of this Agreement, Licensor shall remit to Licensee the list of document mentioned in Schedule 2.2
                      (b) and within fifteen days following the date of this Agreement and promptly thereafter upon the Licensor obtaining possession or knowledge of, or access to, same, the Licensor shall provide to the Licensee all other Cascade Process Documentation in its possession or knowledge, or to which it has access, in order for the Licensee to use the Cascade Process and achieve the Target Protein Recovery Percentage for each Protein.

           (c) Within fifteen days following the date of this Agreement, the expanded Technical Working Group shall meet to allocate specific responsibilities among the individuals composing the expanded Technical Working Group with respect to consultation, development work, coordinated planning and modifications to the Production Facility required to implement the Cascade Process.

           (d) The expanded Technical Working Group shall meet on a regular basis to review interim progress made by the parties and discuss the implementation of the Cascade Process.


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
                                   ARTICLE 3
                   LICENSES IN THE TERRITORY AND DISTRIBUTORS
                   ------------------------------------------

3.1        Licenses in the Territory
           -------------------------

           (a) Licensee hereby agrees that the rights granted hereunder shall become non-exclusive upon the earlier of (i) the achievement of the First IND for Clinical Trial Supply;
                      (ii) April 1st, 2007; (iii) such earlier date as agreed upon in writing by the parties or (iv) at any time if a milestone payment is due under Section 5.1 hereof but not paid to ProMetic in accordance with such Section.
                      Exceptions: 1) In the event on or before the First IND for Clinical Trial Supply, Licensee and Licensor have agreed in writing on mutually agreeable performance thresholds sufficient to maintain exclusivity in the whole Territory, such as but not limited to proper market penetration in the Territory, expansion of the Production Facility or setting up of Additional Production Facilities to enable such market penetration, and minimum royalty payments per year, the exclusivity granted under Section 2.1 in the whole Territory shall remain and any out-licensing activities shall then require the consent of each party as with regard to applicable terms and conditions of any license to a Third Party Licensee and shall take into account the provisions of this Section 3.1. 2) Regardless, for so long as the Licensee meets its obligation as set forth in sections 5.1 and 5.2, the exclusivity of the right granted hereunder for any jurisdiction within Canada, shall always remain.

                      Upon the occurrence of any event set forth above that triggers the non-exclusivity status of the right granted hereunder, Licensor shall have the right to license-out the Cascade Process to a Third Party. However, when discussing a potential out-licensing of the Cascade Process to a Third Party, the Licensor agrees to inform Licensee in writing of such business opportunity, to work closely with the Licensee and get its input and opinion from time to time as to key elements of the proposed license such as the choice of the proposed Third Party Licensee, proposed market to be addressed by such licensee, and to address with Licensee potential collaboration and assistance that could emerge from the contemplated license agreement, including technology transfer programs, collaboration to expand and/or facilitate market penetration in the Territory, and such issues that are reasonably deemed by Licensee to affect the financial aspects of its operations under the Cascade Process. Licensee's input and opinion will not be unreasonably withheld.

           (b) In the event Licensor enters into an agreement with a Third Party Licensee with respect to the Cascade Process, and at the time of such agreement, the following conditions are met: (1) Licensee has developed one or more Secondary Processes, alone or in collaboration with the Licensor under a mutually agreeable development program,
                      (2) such Secondary Processes are reduced in writing under such forms or instructions to enable the Third Patty Licensee to use and reproduce them ("Secondary Process Documentation") and are ready to pass on to the Production of Consistency Lots, (3) if such developed Secondary Processes are transferred to the Third Party Licensee, they are provided with Licensee's Development, related Secondary Process Documentation and reasonable technical support, and (4) the Licensee is in compliance in all material respects with its obligations hereunder (provided that this condition shall not apply if the Licensor is not in compliance in all material respects with its obligations hereunder and such non compliance of the Licensor has caused such default on the part of the Licensee) and has paid, subject to subparagraph (v) below, all of the milestones payments set forth in Section 5.1
                      (a) to (e) hereunder, then the Licensor agrees with the following:

                      (i) It will pay to the Licensee 50% of the Licensing Revenues as and when collected by Licensor if at the time of the agreement with the Third Party Licensee, three or more Secondary Processes are developed by Licensee in the manner set forth above, alone or in collaboration with the Licensor;

                      (ii) It will pay to the Licensee 33% of the Licensing Revenues as and when collected by Licensor if at the time of the agreement with the Third Party Licensee, two Secondary Processes are developed by Licensee in the manner set forth above, alone or in collaboration with the Licensor;

                      (iii) It will pay to the Licensee 16.5% of the Licensing Revenues as and when collected by Licensor if at the time of the agreement with the Third Party Licensee, one Secondary Process is developed by Licensee in the manner set forth above, alone or in collaboration with the Licensor;

                      (iv) In the event the Licensee has incurred some Costs in relation to the out-licensing activities contemplated in this subparagraph
                                 (b), Licensee agrees to send to Licensor an invoice with reasonable documentation for such Costs, and Licensor's Costs shall be reduced by the amount of such Licensee's Costs in the computation of Licensing Revenues;

                      (v) With regard to item (4) of subsection 3.1 (b) above, in the event a Third Party Licensee is appointed before such milestones payments set forth in Section 5.1 (a) to (e) have been paid by Licensee, Licensee shall have the option, in order to receive its share of Licensing Revenues as described above, to pay such milestones payments in full to the Licensor or request in writing that the Licensor (a) retain an amount equal to such milestone payments from the share of the Licensing Revenues payable by the Licensor to the Licensee if three Secondary Processes have been developed; (b) retain an amount equal to 50% of such milestone payments from the share of the Licensing Revenues payable by the Licensor to the Licensee if two Secondary Processes have been developed and pay the remaining portion to Licensor or (c) retain an amount equal to 25% of such milestone payments from the share of the Licensing Revenues payable by the Licensor to the Licensee if one Secondary Process has been developed and pay the remaining portion to Licensor. In the event such offsetting mechanism has been all exhausted, but Licensee has still not achieved all of its milestones upon such event, then its right to share in the Licensing Revenues shall be suspended until such time those milestones events have been achieved.; and

                      (vi) In the event the Secondary Processes transferred to the Third Party Licensor are not those developed by Licensee (whether alone or in collaboration with the Licensor), Licensor shall have the right to recoup any development fees incurred to develop such Secondary Processes effectively transferred to the Third Party Licensee, from the Licensing Revenues before apportioning such Licensing Revenues in the manner set forth above.

           (c) Nothing herein shall prevent either party, at any time, from carrying out business development and marketing activity in relation to the Cascade Process in the Territory.

3.2        Distributors
           ------------

           The Licensee may appoint one or more Third Parties as distributor of Proteins, Additional Proteins and Products in the Territory, provided that:

           (a) notwithstanding such appointment of the distributor the Licensee shall remain responsible to the Licensor for the timely performance of all obligations of the Licensee hereunder;

           (b) only distribution rights (and in particular no rights to the Cascade Process) shall be provided to the distributor;

           (c) the distributor shall not be provided with any Confidential Information of the Licensor unless such distributor will be required to be designated on, or be a party to, a regulatory filing, approval or other similar process as a requirement to distribute a Protein, Additional Protein or Product and as part of such requirement, access to such Confidential Information is necessary, in which case, before any Confidential Information is provided to the distributor, the Licensor's consent, not to be unreasonably withheld, must be obtained to the provision of the Confidential Information to the distributor and the distributor must enter into a confidentiality agreement in favour of the Licensee satisfactory to the Licensor acting reasonably;

           (d) the Licensee agrees to cause each distributor it appoints to diligently promote the sale of and use all reasonable commercial efforts to fully and diligently market the Proteins, Additional Proteins or Products throughout the Territory for which the distributor has been appointed a distributor; and

           (e) the distribution agreement shall be immediately terminable by the Licensor at its option in the event of the termination of this Agreement pursuant to Section 16.2 provided that (i) the Licensor shall not be entitled to notify any distributor directly of any termination of the distribution agreement unless the Licensee has not notified such distributor of such termination (with a contemporaneous copy of such notice provided to the Licensor) within the reasonable period specified in the Licensor's request to the Licensee to do so which shall be in accordance with Section 16.3, and (ii) if the Licensor does not terminate the distribution agreement as mentioned in this paragraph 3.2(e) upon the termination of this Agreement pursuant to Section 16.2, the distributor shall thereafter become a direct distributor of the Licensor on the terms and conditions set out in such distribution agreement and the Licensor shall thereafter be subject to the rights and obligations of the Licensee under such distribution agreement.

3.3        Limitation
           ----------

           Each of the Licensor and the Licensee agrees not to grant any license or otherwise grant or transfer rights in the Cascade Process and not to appoint any distributors of the Proteins, Additional Proteins or Products other than pursuant to and in accordance with the provisions of this Article 3.

                                    ARTICLE 4
                                  IMPROVEMENTS
                                  ------------

4.1        Disclosure
           ----------

           Each party agrees to promptly disclose to the other material technical data and information relating to material developments with respect to the Cascade Process, including specifically with respect to Improvements (whether or not patentable), that it may develop or acquire during the term of this Agreement and shall promptly provide to the other a copy of all documentation relating to such developments.

4.2        Improvements
           ------------

           (a) Licensee shall have the right not to implement any Improvement in its sole discretion, provided it so informs Licensor via a written notice as set forth herein with explanations for such rejection.

           (b) The Licensor acknowledges and agrees that the Licensee possesses skills and experience relating to the engineering, design, implementation and operation of manufacturing facilities dedicated to the bio-manufacturing and production of blood-related products. The Licensor and the Licensee agree that the Licensee will be vested with all right, title and interest in engineering plans, diagrams, methodologies, operational parameters and other similar information that are authored, created or developed during the Term and are related primarily to the engineering of the Production Facility or any Additional Production Facility ("Licensee's Developments").

           (c) With respect to all Licensee's Developments developed solely by the Licensee or jointly by the Licensor and the Licensee (with or without the ARC), the following terms shall apply:

                      (i) Licensee hereby grants the Licensor an exclusive license in and outside the Territory to make, have made, use, sell, distribute and sublicense (subject to terms and conditions set forth in Section 3.1) such Licensee's Developments and any products derived therefrom as and when developed, provided that such license shall not be automatically granted if the grant or operation of such license would require the Licensee to make any payments to any Third Parties except such payments as the Licensor shall agree to make to such Third Parties or reimburse to the Licensee, and provided that such right shall not affect Licensee's right to use such Licensee's Developments in the Production Facility or any Additional Production Facility;

                      (ii) upon payment of the consideration to be agreed upon between the Licensee and the Licensor, acting reasonably, and any relevant Third Parties, the right, title and interest of the Licensee in such Licensee's Developments shall be assigned to the Licensor and, if applicable, such Third Parties (provided that, unless otherwise agreed upon, the rights of the Licensee under this Agreement shall continue in full force and effect in favour of the Licensee with respect to such Licensee's Developments); and

                      (iii) Licensee shall use its reasonable commercial efforts to protect such Licensee's Developments at its own expense and to reasonably enforce the related intellectual property rights and report from time to time to the Licensor the progress of such efforts.

           (d) Notwithstanding any of the foregoing, with respect to any Improvement developed by Licensee or jointly by the Licensee and the Licensor during this Agreement relating to the Cascade Process in whole or in part, such Improvement shall become the exclusive property of Licensor. Licensee shall have access to such Improvement in accordance with the terms and conditions of this Agreement.

           (e) Each of the parties agrees to sign and execute and cause any of its affiliates, employees, consultants and sublicensees to sign and execute any document reasonably required to give effect to the foregoing.

                                    ARTICLE 5
                             PAYMENTS AND ROYALTIES
                             ----------------------

5.1        License Fees
           ------------

           The Licensee agrees to pay the following license fees to the Licensor upon the achievement of the following milestones provided, for further certainty, that the Licensee shall have no obligations to pay the fees for any applicable milestones that are not achieved:

           (a) upon the execution and delivery of this Agreement and the documents set forth in Schedule 2.2 (b):

                      (i)        $1,500,000; and

                      (ii) the issue of 1,000,000 common shares of Hemosol Corp. to the Licensor;

           (b) upon the attainment of 30 litre batch size of Raw Material with the Cascade Process that consistently attains the Target Protein Recovery Percentages, $4,000,000;

           (c) upon issuance of the First IND for Clinical Trial Supply for the eventual Licensure of First Product, $2,500,000;

           (d) upon the completion of the Production of Conformance Lots, $2,500,000; and

           (e) upon the completion of the Licensure of First Product, $5,000,000.

5.2        Estimated timing for completion
           -------------------------------

           The estimated timing for the completion of the milestones set forth in Section 5.1 (b) to (e) are as follows: For the milestone referred to in 5.1
(b), the expected timing for completion is December 2004; For the milestone set forth in Section 5.1 (c), the expected timing for completion is December 2005; For the milestone referred to in Section 5.1 (d), the expected timing for completion is December 2006; and for the milestone referred to in Section 5.1
(e), the expected timing for completion is December 2007.

           The parties agree that aside for the timeline set forth in Section
5.1 (b), circumstances outside the control of the Licensee might affect the timely performance of the milestones set forth in Section 5.1 (c) to (d) and therefore, those expected timelines are provided for guidelines purposes only. If any of such expected timing is missed despite Licensee's commercially reasonable efforts to do so, Licensee shall have a reasonable opportunity within thirty (30) days of the applicable missed expected timing to submit a reasonable development plan for meeting such expected timing and any subsequent timing within a reasonable period of time under the circumstances. Such new expected timings shall also extend the due dates for all corresponding milestone payments accordingly, both parties acting reasonably. The parties agree and acknowledge that the milestones 5.1 (c) to (d) requires the involvement of a third party and consequently that Hemosol will not have absolute control over their timely performance. Hemosol however agrees to use its reasonable commercial efforts to do whatever is under its control to achieve these estimated timing.

5.3        Share Restrictions
           ------------------

           (a) The Licensor hereby agrees that all issuance of common shares by Hemosol Corp. to the Licensor (including any shares issued prior to the date hereof) shall be subject to all applicable legal and regulatory restrictions (including any hold periods) and approvals, including without limitation the restrictions applicable under the securities laws and other requirements in force in the provinces of Ontario and Quebec and those maintained from time to time by any stock exchange on which such shares are listed for trading.

           (b) If the Licensor wishes to sell or transfer any common shares of the Hemosol Corp. at any time and from time to time during a twelve month period commencing on the date of the issuance of such common shares, it shall, prior to such sale or transfer, (i) give written notice thereof to the Licensee at least 30 days but not more than 45 days prior to the proposed sale, (ii) cooperate with the Licensee to ensure that such sale or transfer is conducted in an orderly manner and (iii) use all reasonable commercial efforts to avoid any material negative impact on the trading price of Hemosol Corp.'s shares as a result of such sale or transfer.

5.4        Royalties
           ---------

           In addition to the obligations of the Licensee under Section 5.1, the Licensee agrees to pay the Licensor during the term of this Agreement an ongoing royalty (the "Royalty") equal to the sum of:

           (a) an amount equal to 8% of Net Sales to Resellers in the Territory; and, without duplication,

           (b) an amount equal to 5% of Net Sales to End-Users in the Territory.

5.5        Payment Period
           --------------

           The Royalty shall be calculated and payable quarterly on or before the twenty-fifth day of the month following the end of each calendar quarter, provided that (a) each such quarterly payment will reflect adjustments, if any, to Net Sales from prior periods and (b) annual adjustments to the Royalty shall be made following the end of each calendar year to reflect final adjustments to Net Sales in such calendar year and shall be payable at the same time as the first quarterly instalment of the Royalty is payable in the subsequent calendar year.

5.6        Interest on Late Payments
           -------------------------

           Interest on all Royalty payments shall be charged by the Licensor at the rate of 1% above the prime rate for Canadian dollar commercial loans made in Canada quoted from time to time by Canadian Imperial Bank of Commerce at its main branch in Toronto until payment is received.

5.7        Exchange Rate
           -------------

           Except as otherwise specified in this Agreement, all milestones payments required to be made by or on behalf of the Licensee under this Agreement, other than any payment in common shares, shall be paid in Canadian dollars. Any royalty or other payments payable by the Licensee or the Licensor under this Agreement shall be paid (i) in US dollars if the basis of calculation of such payment is Net Sales or other revenues received in US dollars by the payor, (ii) in Canadian dollars if the basis of calculation of such payment is Net Sales or other revenues received in Canadian dollars by the payor and (iii) in GBP if the basis of calculation of such payment is Net Sales or other revenues received in GBP by the payor. Any other payment required to be made hereunder for which the basis of computation is a foreign currency shall be converted into and paid in Canadian dollars, or such other currency agreed to by the Parties, based on the average of the prevailing "buying" and "selling" foreign exchange rates for Canadian dollars at the main branch in Toronto of Canadian Imperial Bank of Commerce on the date any such payment is due. Any payment shall be made by wire transfer at such account or accounts at such bank or banks as the payee may in its sole discretion designate in writing to the payor from time to time.

5.8        Withholding Taxes
           -----------------

           Any payments to be made hereunder, will be made in accordance with applicable legal requirements, including applicable withholding tax provisions. Both parties agree to collaborate to apply for or otherwise take advantage of any income tax credit, tax deduction, tax refund or similar benefit in respect of any payment made or to be made by any party to the other hereunder.

                                    ARTICLE 6
                             LICENSOR'S OBLIGATIONS
                             ----------------------

6.1        Supply Personnel and Technical Assistance
           -----------------------------------------

           From time to time, the Licensee may request the Licensor to furnish technical assistance through making available to the Licensee, at the Production Facility or any Additional Production Facility, such number of the Licensor's technical personnel as the Licensee may reasonably request for the implementation of the Cascade Process and, to the extent known by the Licensor, the Secondary Processes, and the Licensor shall use its commercially reasonable efforts to accommodate such request. The Licensor shall be responsible for the travel, living and related expenses of its personnel during their visits to or stationing at the Production Facility or any Additional Facility. The Licensor's employees shall, while so visiting or stationed at the Production Facility or any Additional Production Facility, remain employees, and subject to the supervision and control, of the Licensor and shall not be or be deemed to become employees of the Licensee.

6.2        Assistance regarding Production Facility
           ----------------------------------------

           The Licensor shall provide commercially reasonable support and assistance to the Licensee (i.e. knowledge, making staff available to Licensee if requested by Licensee and helping in compiling data) for the purposes of obtaining validation and licensing of the Production Facility and any Additional Production Facilities by the FDA, the TPD and any other applicable Regulatory Body in the Territory and, to the extent the Licensee is involved in any countries outside of the Territory, such other countries where the Licensee intends to sell or distribute Proteins, Additional Proteins and Products, which support and assistance shall include, without limitation, the Licensor providing, to the extent reasonably required, the Cascade Process Documentation to each relevant Regulatory Body.

6.3        Ownership of Cascade Process
           ----------------------------

           The Licensor shall ensure that all present and future right, title and interest of (i) affiliates of the Licensor or (ii) any other Person inventing or developing any of the same for, in collaboration with or on behalf of the Licensor, in the Cascade Process are owned or under control of the Licensor (alone or jointly with the ARC) and are licensed to the Licensee in accordance with this Agreement.

6.4        Approvals and Business Conduct
           ------------------------------

           The Licensor shall procure and maintain all approvals, licenses, permissions, permits and other rights necessary to the performance of its obligations under this Agreement, including without limitation, the grants with respect to the Cascade Process to the Licensee hereunder and shall conduct its business in a manner so as to not bring discredit upon the reputation of the Cascade Process, the Proteins, Additional Proteins, Products or the Licensee.

6.5        Provision of Materials and Intellectual Property
           ------------------------------------------------

           The Licensor agrees to promptly provide to the Licensee all documents, materials and other information relating to the Cascade Process, Secondary Processes, Proteins, Additional Proteins and Products that are or become in the Licensor possession or knowledge or to which the Licensor has or obtains access from time to time and, with respect to Secondary Processes, Proteins, Additional Proteins and Products, which Licensor -has right to disclose to Licensee.

6.6        Supply of Resin
           ----------------

           The Licensor shall provide to the Licensee and Licensor shall be the exclusive supplier of all Resin requested by the Licensee for the manufacture of the Proteins and the Additional Proteins on commercially reasonable terms and in quantities sufficient to meet the requirements of the Licensee from time to time. All Resin supplied by the Licensor to the Licensee shall comply with the specifications and requirements of each Regulatory Body having jurisdiction over the supply thereof by the Licensor or the use thereof by the Licensee and shall be fit for use in the Cascade Process to consistently achieve the Target Protein Recovery Percentages.

           The Licensor agrees to use its commercially reasonable efforts to implement a dual site (two appointed manufacturing sites) for the supply of Resin to the Licensee for use with the Cascade Process, including securing the right of such alternative manufacturing supplier to continue its operations in the event of a bankruptcy of Licensor or its appointed manufacturing site.

6.7        Protection of Territory
           -----------------------

           (a) Except to the extent specifically permitted in Section 3.1, the Licensor shall not cause, facilitate or allow any Third Party other than the Licensee to use the Cascade Process or manufacture, sell, distribute or otherwise commercialize any of the Proteins, Additional Proteins, Products or Intermediates deriving from the Cascade Process or any portion thereof within the Territory and, upon becoming aware of same, shall use its commercial reasonable efforts to ensure that any such use, manufacture, sale, distribution or other benefit by any such Third Party is terminated forthwith.

           (b) Subject to the non-exclusivity provisions set forth in Section 3.1, any license or agreement with a Third Party Licensee permitting the use of the Cascade Process or the sale or distribution of Proteins, Additional Proteins or Products shall include provisions to the effect that:

                      (i) such Third Party Licensee shall not engage in any activity nor facilitate, promote or participate in any activity directly or indirectly intended to, or resulting in, such Third Party Licensee being able to sell, distribute or market any of the Proteins, Additional Proteins or Products in any way anywhere inside the Territory;

                      (ii) such Third Party Licensee shall not enter into any agreement or relationship with any Person which results in a breach of the provisions described in paragraph (i); and

                      (iii) all agreements between the Licensor and such Third Party Licensee permitting such Third Party Licensee to use the Cascade Process or sell, distribute or otherwise commercialize or benefit from any products derived therefrom shall automatically terminate if such Third Party Licensee does not comply with the provisions described in paragraphs (i) or (ii).

                                    ARTICLE 7
                             LICENSEE'S OBLIGATIONS
                             ----------------------

7.1        Compliance with Local Laws
           --------------------------

           The Licensee shall comply with all laws and regulations as may apply in the Territory in relation to the manufacture, sale and distribution of Proteins, Additional Proteins or Products. The Licensee shall procure and maintain all approvals, licenses, authorizations, permits and other rights necessary to the performance of its obligations under this Agreement and conduct its business in a manner so as to not bring discredit upon the reputation of the Cascade Process, the Proteins, the Additional Proteins, the Products or the Licensor.

7.2        Manufacturing Requirements
           --------------------------

           The Licensee shall:

           (a) proceed with any modifications to the Production Facility or any Additional Production Facility, if applicable, as may be commercially reasonable to implement the Cascade Process;

           (b) identify equipment to be fully and exclusively dedicated to the activities described herein and use such equipment only in relation to the Cascade Process;

           (c) develop and when applicable in accordance with regulatory requirements, maintain a plasma master file (for quality assurance, safety and traceability of Raw Material);

           (d) develop and when applicable in accordance with regulatory requirements, including those applicable to Third Party Licensees or any clients of the Licensees or Third Party Licensees, maintain a Site Master File for the Production Facility and, if applicable, any Additional Production Facility;

           (e) apply for and when applicable in accordance with regulatory requirements, including those applicable to Third Party Licensees or any clients of the Licensees or Third Party Licensees, maintain a cGMP equipment certification and a cGMP plant certification for the Cascade Process for the Production Facility and, if applicable, any Additional Production Facility;

           (f) adhere to cGMP and other obligations required by the FDA and any other Regulatory Body for the manufacturing and quality control of the Proteins, the Additional Proteins and the Products;

           (g) when applicable in accordance with regulatory requirements, including those applicable to Third Party Licensees or any clients of the Licensees or Third Party Licensees, standardize biological methods required in the characterization of in-process and final Proteins, Additional Proteins and Products;

           (h) act diligently to prepare any other documentation reasonably required to apply for approval by any Regulatory Body of the Proteins, the Additional Proteins, the Products, or the Production Facility (as a manufacturing plant for any of the foregoing);

           (i) insert in any agreement with End-Users or Resellers, including the ARC, (hereinafter collectively referred to as "Client") the following obligation for the Licensee or any such similar obligation as deemed acceptable by
                      Licensor: Develop and comply with a quality assurance program acceptable to Client, to ensure that all work complies with all applicable laws, standards and applicable specifications, and the terms and conditions of this Agreement ("Quality Assurance Program"). Licensee shall make the Quality Assurance Program and related procedures available to Client upon reasonable request in connection with an audit or examination. As part of the Quality Assurance Program Licensee shall maintain records evidencing all quality systems concerning the matters contemplated by this Agreement and the results of their implementation; Licensee shall review with Client any material issues of or relating to its compliance with applicable laws or other regulatory issues related to this Agreement in any context (including, but not limited to, during an audit or examination) or that are identified by, or reportable to, the FDA or TPD. Licensee shall notify Client in writing fifteen (15) days of all corrective or preventive actions taken or that are planned to be taken in response to any of the foregoing issues that may have a bearing on its ability to perform its obligations under this Agreement or otherwise comply with the terms and conditions of this Agreement or that may impair Client's ability to perform its own obligations. Licensee shall provide Client with (i) correction reports related to any field for any corrective or preventive actions, (ii) reports related to product discards or losses, and (iii) biologic product deviation reports;

           (j) Nothing contained herein shall be interpreted as preventing Licensee to enter into any other commercial arrangements with a Person, but Licensee hereby agrees and undertake not to enter into any commercial agreement or any type of arrangement that would, compromise or cause delay to the timely completion or the due performance of Licensee's obligations hereunder, including, without limitation to the foregoing, the achievement of any milestones set forth in Section 5.1. Licensees agrees and undertakes to commit its core manufacturing area to the implementation and running of the Cascade Process, along with all human resources and capital expenditures necessary to move this project forward and meet the agreed milestones, time being the essence. In this regard, Licensee agrees to use its reasonable commercial efforts to prepare its Site Master File and CMC section, and develop and implement QC testing for the eventual Licensure of First Product, the whole within a reasonable timeframe allowing the timely completion of the milestone set forth in Section 5.1 (c) the filing of a first IND within the expected timing set forth in Section 5.2 by a client; and

           (k) Nothing in this Agreement shall create any obligation for the Licensee to develop final formulation and proceed with filling steps required for the sale of Proteins, Additional Proteins or Products.

7.3        Resins and Raw Material
           -----------------------

           Subject to compliance by the Licensor with its obligations under
Section 6.6, the Licensee shall purchase from the Licensor all Resin to be used in the Primary Steps and Secondary Processes. For greater certainty, the reference to Resin in the context of Secondary Processes may include bioseparation media not under proprietary rights of the Licensor, but commonly available within the industry. In such a case, there is no obligation for the Licensee to purchase such media from the Licensor. Notwithstanding the foregoing, the Licensee shall be permitted to obtain the Raw Material to be used in connection with the Cascade Process from any source worldwide, in its sole discretion.

7.4        Performance Thresholds
           ----------------------

           The Licensee shall implement production scale capacity in the Production Facility permitting the Licensee to process not less than 500,000 litres of Raw Material per year following the achievement of the Production of Conformance Lots.

                                    ARTICLE 8
                                BOOKS AND RECORDS
                                -----------------

8.1        Non-Financial Records
           ---------------------

           The Licensee shall keep at its principal place of business records accurate in all material respects relating to the Cascade Process and all products manufactured therewith, including without limitation manufacturing records, test records and, where applicable, clinical records (including adverse events) in accordance with Licensee's customary practices, but in any event for a minimum of five years from the date of their origin or any longer period required by applicable laws or by any applicable requirement of a Regulatory Body having jurisdiction in the Territory. The Licensee shall permit the Licensor's representatives to inspect all such records at all reasonable times on reasonable prior notice.

8.2        Financial Records
           -----------------

           The Licensee shall keep at its principal place of business financial records accurate in all material respects relating to sale of the Proteins, Additional Proteins and Products, in accordance with the Licensee's customary practices, but in any event for a minimum of five years from the date of their origin. The records shall show all gross sales and Net Sales, in each country in the Territory, of the Proteins, Additional Proteins and Products manufactured by or on behalf of the Licensee, as well as cost of sales and quantity of Proteins, Additional Proteins and Products manufactured in the Production Facility and each Additional Facility, in sufficient detail to enable the payments due under this Agreement to be correctly ascertained in all material respects. The Licensor shall keep at its principal place of business financial records accurate in all material respects relating to the Licensing Revenues, in accordance with the Licensee's customary practices, but in any event for a minimum of five years from the date of their origin, in sufficient detail to enable any payments due under section 3.1 to be correctly ascertained in all material respects.

8.3        Quarterly Statement
           -------------------

           On or before the twenty-fifth day of the month following the end of each calendar quarter, the Licensee shall supply the Licensor with a statement of the Licensee's chief executive or chief financial officer, certifying the quantity of the Proteins, Additional Proteins and Products manufactured, and amount of gross sales and Net Sales related thereto, as well as the deductions from gross sales to reach Net Sales and the Royalty payable under this Agreement with respect to the calendar quarter just ended. Beginning on the date a Third Party Licensee is appointed and provided that any amount is owed to Licensee under section 3.1, the Licensor shall, on or before the twenty-fifth day of the month following the end of each calendar quarter, supply the Licensee with a statement of the Licensor's chief executive or chief financial officer, certifying the amount of Licensing Revenues and the amount payable under this Agreement with respect to the calendar quarter just ended.

8.4        Annual Statement
           ----------------

           On or before April 30 of each year, the Licensee shall supply the Licensor with a statement of the Licensee's regular auditors or in the Licensee's discretion of the Licensee's chief financial officer, certifying the quantity of the Proteins, Additional Proteins and Products manufactured, the amount of gross sales and Net Sales for such items, as well as freight, duties, insurance, charges for returned goods and other expense items deducted from gross sales to reach Net Sales and the Royalty payable under this Agreement with respect to the prior calendar year. Beginning on the date a Third Party Licensee is appointed and provided that any amount is owed to Licensee under section 3.1, the Licensor shall, on or before April 30 of each year, supply the Licensee with a statement of the Licensor's regular auditors or in the Licensor's discretion of the Licensor's chief financial officer, certifying the amount of Licensing Revenues and the amount payable under this Agreement with respect to the prior calendar year.

8.5        Audit Rights
           ------------

           The Licensor shall be entitled to appoint accountants acceptable to the Licensee acting reasonably to audit on an annual basis the records for the sale of Proteins, Additional Proteins and Products and the Licensee shall give reasonable access to such records and supporting documentation and otherwise reasonably assist in such audit. In the event that any such audit reveals an error in favour of the Licensor in the statement referred to in Section 8.4 for the year in question, then the Licensee shall promptly pay to the Licensor the amount owing together with interest thereon calculated from the dates the amounts were due at the rate specified in Section 5.6 and, if such payment exceeds $50,000, the cost of such audit. Beginning on the date a Third Party Licensee is appointed, the Licensee shall be entitled to appoint accountants acceptable to the Licensor acting reasonably to audit on an annual basis the records for the Licensing Revenues and the Licensor shall give reasonable access to such records and supporting documentation and otherwise reasonably assist in such audit. In the event that any such audit reveals an error in favour of the Licensee, then the Licensor shall promptly pay to the Licensee the amount owing together with interest thereon calculated from the dates the amounts were due at the rate specified in Section 5.6 and, if such payment exceeds $50,000, the cost of such audit. The rights of each party under this Section 8.5 shall survive the termination of this Agreement.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

9.1        By the Licensor
           ---------------

           The Licensor hereby represents and warrants to the Licensee as follows and acknowledges that the Licensee is relying upon such representations and warranties in entering into this Agreement:

           (a) PBL has (alone or jointly with the ARC) the exclusive ownership of, free and clear of any encumbrances, all of the Cascade Process and all intellectual property relating to the Resin, and PBL has licensed to the Licensor on an exclusive basis all of the right, title and interest of PBL in the Cascade Process; Licensor has the sole and exclusive right to grant the rights contemplated in this Agreement to the Licensee and have manufactured and supplied Resin to the Licensee as provided for in this Agreement, and in particular does not require the consent of the ARC to do so, and to the best of the Licensor's knowledge, after due inquiry, no Third Party has any license, claim or other right, interest or lien in or to the Cascade Process or any portion thereof;

           (b) there is no Intellectual Property relating to the Cascade Process and its components other than the Patents and Know-How and the Licensor has sufficient rights in and to such Intellectual Property and all intellectual property relating to the Resin (i) for use in connection with the business it currently carries on (consisting primarily of the development of Resin and isolation and purification steps), (ii) to grant the rights granted to the Licensee under this Agreement and (iii) to manufacture and sell Resin to the Licensee as contemplated by this Agreement; and such Intellectual Property is sufficient for the use by the Licensee of the Cascade Process;

           (c) to the extent that any of the Intellectual Property is Know-How, the Licensor is in legal possession of all information relating to such Know-How and all Persons having knowledge or access to such Know-How, including without limitation the ARC, have executed valid and enforceable confidentiality agreements with the Licensor and are under a written obligation not to disclose such Know-How to any Third Party and not to make, use, sell or otherwise exploit such Know-How;

           (d) the Licensor has in place sufficient security measures, policies, procedures and agreements to maintain any and all Know-How confidential and within the exclusive ownership and control of the Licensor;

           (e) all registrations of any rights in any Intellectual Property are in good standing to preserve the rights thereto and, to the knowledge of the Licensor, all such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements;

           (f) to the Licensor's knowledge, all of the Patents are valid and enforceable. Neither the Licensor nor, to the knowledge of the Licensor, the ARC has received any professional opinion, whether preliminary in nature or qualified in any other manner, which concludes that a challenge to the validity or enforceability of any Patent may succeed;

           (g) to the Licensor's knowledge, the Intellectual Property in respect of which the Patents have been issued or, where patent applications have not yet been filed, with respect to the Intellectual Property relating to such patent applications, is novel and not obvious within the meaning of the applicable patent legislation at the relevant time under such legislation, and, to the Licensor's knowledge, there is no prior art of which the Licensor is aware that was not disclosed during the application for or prosecution of any such Patent and which, if such prior art had been disclosed, may have affected the scope of the patent claims ultimately granted in respect thereof;

           (h) neither Licensor nor its affiliates has received any communication alleging that the Licensor or any of its affiliates has violated, and has no knowledge that the Licensor or any of its affiliates has violated, the intellectual property rights of any Person;

           (i) the Licensor (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with its respective principal place of business located in Montreal, Canada , and (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, or where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder;

           (j) the execution, delivery and performance of this Agreement by the Licensor and all documents to be delivered by the Licensor hereunder: (i) are within the corporate power of the Licensor; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of incorporation or by-laws of the Licensor; (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) do not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, instrument or any other commercial agreement to which the Licensor is a party or by which the Licensor or any of its property is bound; and
                      (vi) do not require any filing or registration with or the consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously;

           (k) this Agreement has been duly executed and delivered by the Licensor and constitutes a legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with its terms; and

           (l) the employees, consultants, advisors, contractors, and other Persons associated with the performance of this Agreement by the Licensor have executed agreements whereby all right, title and interest of such employees, consultants, advisors, contractors, and other Persons in any technology and inventions relating to the Cascade Process developed or invented by them in the course of their functions with the Licensor have been and will, if developed after the date of this Agreement, be assigned to the Licensor.

9.2        By the Licensee
           ---------------

           The Licensee represents and warrants to the Licensor as follows and acknowledges that the Licensor is relying upon such representations and warranties in entering into this Agreement:

           (a) the Licensee has the right and the ability to use the Production Facility and any Additional Production Facility, as and when used by the Licensee, in order to manufacture the Proteins, Additional Proteins and Products upon receipt of all required regulatory approvals therefor;

           (b) the Licensee has the ability, expertise, infrastructure and assets (Production Facility and equipments therein) to perform its implementation and manufacturing obligations hereunder and except as set forth in Schedule 9.2 (b) such infrastructure, equipments and other assets are free from any liens or encumbrances; Such list is provided as of the date hereof. Any future material liens or encumbrances will be disclosed in a separate schedule as and when applicable.

           (c) the Licensee has, or will have when such obligations are to be performed, the ability and resources to distribute and market the Proteins, Additional Proteins and Products in accordance with its obligations under this Agreement in each of the Territory where, when and if applicable, a final regulatory approval from the Regulatory Body is obtained;

           (d) the Licensee (i) is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario with its respective principal place of business located at the Production Facility; and (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification or where the failure to be so qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder;

           (e) the execution, delivery and performance of this Agreement by the Licensee and all documents to be delivered by the Licensee hereunder: (i) are within the corporate power of the Licensee; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the certificate of incorporation or by-laws of the Licensee, and (iv) based on the representations and warranties of the Licensor hereunder, do not violate any law or regulation or any order or decree of any court or governmental instrumentality, do not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, instrument or any other commercial agreement to which the Licensee is a party or by which the Licensee or any of its property is bound, and do not require any filing or registration with or the consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously;

           (f) this Agreement has been duly executed and delivered by the Licensee and constitutes a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms; and

           (g) the Licensee's employees, consultants, advisors, contractors and other Persons associated with the performance of this Agreement by the Licensee have executed agreements whereby all right, title and interest of such employees, consultants, advisors, contractors and other Persons in any technology and inventions to the Cascade Process developed or invented by them in the course of their functions with the Licensee have been and, if developed after the date hereof, will be assigned to the Licensee.

9.3        No Other Representations or Warranties
           --------------------------------------

           Except as otherwise expressly set forth in this Article 9, neither the Licensor nor the Licensee makes any representations and extends any conditions or warranties of any kind, either express or implied, in relation to itself.

9.4        Survival of Representation and Warranties
           -----------------------------------------

           The representations and warranties of the parties in this Article 9 shall be deemed to be repeated on each day during which this Agreement is in effect and shall survive the termination of this Agreement.

                                   ARTICLE 10
                             PATENTS AND TRADEMARKS
                             ----------------------

10.1       Watch Service
           -------------

           The Licensor shall maintain, in a reasonable manner, a watch service to detect patents, patent applications, trademarks and other Intellectual Property relating to the Cascade Process in the Territory and particularly those that conflict with or relate to the Patents, Trademarks or Know-How and shall promptly report any potential or actual conflicts or relationships with the Patents, Trademarks or Know-How to the Licensee.

10.2       Infringement of Patents or Trademarks
           -------------------------------------

           If the Licensee or the Licensor becomes aware of any infringement of any Patent or other Intellectual Property right relating to the Cascade Process in the Territory, the Licensee or the Licensor, as the case may be, shall promptly notify the other party thereof. If requested by the Licensee to do so, the Licensor shall bring suit against the Person infringing or passing off (the "Infringer") and, if necessary to the suit and if requested so to do by the Licensor, the Licensee shall agree to be joined or to join as a party in such suit. If the Licensee elects to do so, the Licensee may be represented in such proceedings by its own counsel at its own expense. In every case of reported infringement or passing off, the Licensor shall be allowed a reasonable time to investigate the situation, to come to an independent conclusion on the question of infringement or passing off and the advisability of starting suit, to correspond and negotiate with the Infringer, to engage counsel and to start legal proceedings. In the event the Licensor does not bring suit in any such instance within a reasonable time and in any event within 60 days after becoming aware of the alleged infringement or passing off, the Licensee shall have the right during the term of this Agreement to sue in its own name or, with the approval of the Licensor or if necessary to the suit, jointly with the Licensor, for present and past infringement or passing off. The Licensor shall be kept informed at all times of all such proceedings taken by the Licensee. If the Licensor elects to do so, the Licensor may be represented in such proceedings by its own counsel at its own expense. The party bringing the action shall bear all costs incurred in connection with such infringement and passing off proceedings. In the event that any such action is successfully prosecuted against an Infringer, any damages, accounting of profits or other recovery shall be applied first to reimburse the parties for their respective legal expenses in connection with the prosecution, and any remaining amounts shall then be divided between the parties in proportion to the damages suffered by each of them as a result of the infringing or passing off conduct, subject to dispute resolution pursuant to this Agreement if the parties are unable to agree upon such proportion. In the event that any such action is unsuccessful the party having carriage of the action shall be responsible for paying any costs which may be awarded to the successful defendant.

10.3       Description as Authorized Licensee
           ----------------------------------

           During the term of this Agreement, the Licensee shall, where required by law, refer, describe and advertise itself only as a licensee of the Cascade Process, provided that the Licensee is not obligated to describe, refer to and advertise itself as a licensee of the Licensor for the manufacture and sale of the Proteins, Additional Proteins and Products in the Territory.

                                   ARTICLE 11
                                 INDEMNIFICATION
                                 ---------------

11.1       General Indemnification
           -----------------------

           (a) By the Licensor: The Licensor hereby agrees to indemnify and hold harmless the Licensee and its directors, officers, employees, affiliates and distributors from and against all liabilities, losses, damages, costs and expenses, including court or arbitral tribunal fees and costs, reasonable legal fees and expenses and amounts paid in settlement as permitted hereby (collectively, the "Losses") arising out of or relating to:

                      (i) any claim of bodily injury or similar claims in the nature of product liability resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition or shipment by the Licensor of any Resin or any use by the Licensee of the Intellectual Property provided by the Licensor, except if Licensee has misused such Resin or Intellectual Property or where such use has been made in contravention of this Agreement or any other written agreement between the parties; or

                      (ii) any misrepresentation made by the Licensor herein, or any breach by the Licensor of or failure by the Licensor to perform its obligations under, this Agreement;

provided, however, that the Licensor's obligations to indemnify the Licensee and hold it harmless shall not include any loss or liability against which the Licensee is obligated to indemnify and hold the Licensor harmless hereunder.

           (b) By the Licensee: The Licensee hereby agrees to indemnify and hold harmless the Licensor and its directors, officers, employees and affiliates from and against all Losses arising out of or relating to:

                      (i) any claim of bodily injury or similar claims in the nature of product liability resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition or shipment of Proteins, Additional Proteins and Products by the Licensee; or

                      (ii) any misrepresentation made by the Licensee herein, or any breach by the Licensee of or failure by the Licensee to perform its obligations under, this Agreement;

provided, however, that the Licensee's obligations to indemnify the Licensor and hold it harmless shall not include any Losses against which the Licensor is obligated to indemnify and hold the Licensee harmless hereunder.

11.2       Patent Indemnity
           ----------------

           The Licensor hereby agrees to indemnify and hold harmless the Licensee and its directors, officers, employees, affiliates and distributors from and against all Losses (which shall include for the purposes of this Section 11.2 any running or other royalties or other payments, however characterized, paid under any agreement or arrangement entered into by the Licensee in accordance with Section 11.6 subject to Licensor's consent, in connection with the settlement or other resolution of an Intellectual Property Claim (as defined below) as permitted hereby, arising out of or relating to any claim made at any time by any Third Party of patent infringement or trade secret misappropriation ("Intellectual Property Claim") related to the use of the Cascade Process as permitted herein.

11.3       Notice of Claim
           ---------------

           In the event that a party entitled to indemnification hereunder (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which the other party (the "Indemnifying Party") has agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Third Party against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. The failure to promptly give such notice or the failure of such notice to identify the Claim with sufficient particularity shall not relieve the Indemnifying Party of any of its indemnification obligations contained herein if the Indemnified Party has actually given written notice to the Indemnifying Party and has otherwise complied with the provisions of this Article 11 except where, and solely to the extent that, such failure actually prejudices the rights of such Indemnifying Party.

11.4       Direct Claims
           -------------

           With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall promptly make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information available to the Indemnified Party as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of 60 days (or any mutually agreed upon extension thereof) following such notice to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to arbitration as provided herein.

11.5       Third Party Claims
           ------------------

           With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense and with counsel of its choice satisfactory to the Indemnified Party, acting reasonably, to defend and, upon written request from the Indemnified Party, shall defend the Claim (including the negotiation and settlement thereof). If the Indemnifying Party elects or is required to assume such defence, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain separate counsel to act on its behalf, provided that the fees and disbursements of such separate counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential conflicting interests between them (such as the availability of different defences). If the Indemnifying Party, having assumed such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume control of such defence and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Third Party with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference, without interest, to the Indemnifying Party.

11.6       Settlement of Third Party Claims
           --------------------------------

           If the Indemnifying Party does not elect to assume control of the defence of any Third Party Claim or, after request by the Indemnified Party, fails to do so, the Indemnified Party shall have (but shall not otherwise have) the exclusive right to contest, settle or pay the amount claimed and any Losses incurred by the Indemnified Party in connection with such contest, settlement or payment shall be conclusive as to the existence and amount of any liability of the Indemnifying Party to the Indemnified Party hereunder. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that (A) no Indemnified Party shall be obligated to consent to any compromise or settlement that does not provide for a complete release of the Claim against the Indemnified Party, and (B) the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason other than the failure of such settlement to conform to the requirements of the preceding clause (A).

11.7       Cooperation
           -----------

           The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all correspondence, demands, pleadings and other relevant documentation promptly as it becomes available). The Indemnified Party and the Indemnifying Party shall each use all reasonable efforts to mitigate Losses arising out of any Claim for which indemnity is sought hereunder.

11.8       Insurance
           ---------

           The Licensor and the Licensee shall each maintain insurance against such risks as may relate to or arise from the transactions contemplated by this Agreement (including but not limited to fire and extended risk insurance on their respective production facilities and insurance against product liability), subject to availability and affordability, including for the Licensee:

           (a) a commercial general liability policy including broad form contractual liability coverage in an amount not less than US $10,000,000 for each occurrence and US $20,000,000 annual aggregate;

           (b) professional liability insurance in an amount not less than US $10,000,000 per occurrence and US $20,000,000 annual aggregate specifically insuring claims arising from the manufacturing of Proteins, Additional Proteins and Products, including but not limited to coverage for all expenses, attorneys' fees, and costs incurred in the investigation, negotiation, arbitration, and defense of any suit or claim for damages;

           (c) products and completed operations liability coverage applicable to the manufacture of any Proteins, Additional Proteins and Products in an amount not less than US $25,000,000 for each claim and $50,000,000 annual aggregate; and

           (d) clinical trials liability as and when applicable in an amount not less than US $5,000,000 each claim and $10,000,000 annual aggregate insuring claims arising from the performance of clinical trials related to the Proteins, Additional Proteins and Products which shall be maintained from the earlier of the commencement of clinical trials or the enrolment of the first participant in clinical trials.

           For purposes of this Section 11.8, product liability insurance shall be "affordable" if it is available at premium costs comparable to the premiums for insurance against similar risks generally insured by prudent biopharmaceutical companies. Maintenance of such insurance and the performance by a party of its obligations under this Section 11.8 shall not relieve the party of liability under its indemnity obligations set out in this Agreement.

11.9       Survival
           --------

           This Article 11 shall survive any termination or expiry of this Agreement. No liability or obligation of any party shall be deemed to arise in respect of any claim or potential claim subject to indemnification pursuant to this Article 11 unless and until a notice of such claim has been given by the party requesting indemnification. Without limiting the generality of the foregoing, each party irrevocably waives, and agrees not to assert in any proceeding, whether by way of defence, set-off, counterclaim or otherwise, that the other party knew, or that a reasonable Person with the abilities and in the circumstances of such other party ought to have known, any or all of the elements of a claim made pursuant to this Article 11 prior to the date on which such notice is given. In addition, each party irrevocably agrees that any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article 11 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by arbitration as herein provided and any amounts payable hereunder are finally determined and paid and each party further agrees not to raise, assert or rely on the expiry of any limitation period in any such arbitration or other proceeding.

                                   ARTICLE 12
                     PATENT AND PATENT APPLICATION FILINGS,
                     --------------------------------------
                    PROSECUTION, REGISTRATION AND MAINTENANCE
                    -----------------------------------------

12.1       Prosecution of Registration
           ---------------------------

           Throughout the term of this Agreement the Licensor shall prepare, file and prosecute the Patents in the Territory and use its reasonable commercial efforts to prepare, file and prosecute in the Territory any patent applications with respect to the Cascade Process. The Licensor shall also use its reasonable commercial efforts to prepare, file and prosecute in the Territory any new trademarks relating to the Cascade Process. Such preparation, filing and prosecution shall in all cases be at the cost and. expense of the Licensor. The Licensee and Licensor shall be kept fully informed of such preparations, filings and prosecutions, and, upon request of a party, the other party will provide reasonable assistance with respect thereto, at its own expense. The Licensor shall be responsible for the payment of maintenance fees on all Patents and patent applications, and patents granted with respect to such patent applications, and on all Trademarks and new trademarks relating to the Cascade Process.

12.2       Abandonment of Patents
           ----------------------


           If either the Licensor or the Licensee intends to dispose of or abandon any Patent, right in a Patent, patent application, patent or the right to file for a foreign patent (the "Patent Interest") which would be covered by this Agreement, it shall notify the other party of such intention and, to the extent practicable, give such other party sufficient notice to permit it to take all steps necessary to preserve such Patent Interest. Such notified party shall then have the right during the 60 day period commencing with such notification to assume any such Patent Interest which the notifying party intends to dispose of or abandon and to undertake the procuring or preserving of such Patent Interest to itself. The notifying party will co-operate with the other party in such endeavour (including making an assignment of its full right, title and interest in the Patent Interest) provided that such other notified party shall bear all the costs (including any tax liability) in connection therewith.

12.3       Assistance to Prosecution
           -------------------------

           Subject to Section 12.1 hereof, each of the Licensee and the Licensor shall render all reasonable assistance if so requested by the other in the prosecution of any present or future patent applications in the Territory. Each party also shall render all reasonable assistance, if so requested by the other party, in connection with and in support of any application for the extension of the terms of any patent, free of charge. Any reasonable costs and expenses incurred by the Licensee in providing any assistance requested by the Licensor pursuant to this Section 12.3 shall be reimbursed by the Licensor forthwith upon request thereof by the Licensee.

12.4       Transfer to Licensor
           --------------------

           Should the laws or regulations of any country in the Territory vest the Licensee with any property rights to any of the Trademarks or Patents, or to any new patents, patent applications or trademarks, the Licensee shall promptly, freely and co-operatively relinquish to the Licensor (or, if relinquishment is not possible, grant for the life of such Trademarks or Patents an exclusive royalty-free license to the Licensor, of) any and all such rights upon termination of this Agreement for any reason, without recourse or cost to the Licensor, and shall thereafter refrain from any further usage of the said trademarks or patents. This obligation shall survive the termination of this Agreement.

                                   ARTICLE 13
                        COMPLAINTS AND CORRECTIVE ACTIONS
                        ---------------------------------

13.1       Complaints
           ----------

           Each party shall maintain a record of all complaints it receives with respect to the Cascade Process, Proteins, Additional Proteins and Products. Each party shall notify the other of any material complaint received by it in sufficient detail and within ten days after the receipt thereof.

13.2       Certain Corrective Actions
           --------------------------

           In the event that any Regulatory Body having jurisdiction in the Territory shall order any change or corrective action, including a recall, with respect to any of the Proteins, Additional Proteins or Products then being manufactured, sold or distributed by the Licensee or if, notwithstanding that any such change or corrective action shall not have been ordered, the Licensee acting reasonably and in good faith believes, based on appropriate expert evidence or advice, that absent such change or corrective action it will be in violation of a rule of law or other regulatory requirement in any of the Territory applicable to it as the manufacturer or distributor of any of the Proteins, Additional Proteins and Products, then the Licensee, as the responsible product manufacturer with respect to such Proteins, Additional Proteins and Products in the applicable Territory, shall have sole authority to determine the nature and extent of its compliance with such order or any action, including a recall, to be taken notwithstanding the absence of any such order, as the case may be, provided that any such order relating to the safety or integrity of the Proteins, Additional Proteins and Products shall be resolved to the satisfaction of the regulatory authority issuing such order. Without limiting the generality of the foregoing, before responding to any such order or taking any such action, the Licensee shall consult with the Licensor with respect to any such order, its compliance therewith, or any action to be taken with respect to such order, and the Licensee shall advise the Licensor as promptly as practicable of the issuance of any such order against it and of the steps being taken to resolve the matter or the taking of such action. Should the Licensor reasonably consider that the Licensee's actions taken with respect to any order received from the Regulatory Body is not appropriate and does not adequately protect the reputation of the Cascade Process or the Licensor, or the effectiveness or quality of the Cascade Process, the Licensor may take an active role in responding to such order or in the corrective order to be taken, the whole at its own cost. The parties agree to collaborate in good faith to find an acceptable corrective action or appropriate response should the Licensor take such an active role.

                                   ARTICLE 14
                                 CONFIDENTIALITY
                                 ---------------

14.1       Maintenance of Confidentiality
           ------------------------------

           Each of the Licensor and the Licensee shall keep in strict confidence and secrecy all of the Confidential Information of another party and shall not disclose the same to any Person whatsoever during the term of this Agreement or at any time thereafter, unless such Confidential Information becomes public knowledge through no act or fault on the part of such party and a party may disclose Confidential Information or any part thereof:

           (a) to the TPD, to the FDA or to another Regulatory Body, in connection with the development and implementation of clinical trials program, a request for regulatory clearance or an application for regulatory approval;

           (b) subject to the limitations set forth below, to its officers, directors, employees and agents for the purpose of performing its obligations hereunder; or

           (c) pursuant to compulsory legal process or as may otherwise be required by applicable law, but only after having notified the other parties in writing, as far in advance as may be practicable so as to provide them with a reasonable opportunity to seek to prevent such disclosure or to seek to obtain a protective order for such Confidential Information. Failing such protective order, it shall use reasonable efforts to secure the court's or other appropriate governmental entity's order to (i) limit production, use and disclosure of said information for the purposes of the proceeding and to the narrowest class of disclosure practicable under the circumstances and (ii) hold all proceedings in camera with a sealed record.

Each party agrees to limit the above-contemplated disclosure of Confidential Information to only those of its directors, officers, employees and authorized agents whose need to know and whose access to such information is necessary for the proper discharge of such party's functions and responsibilities under this Agreement and further agrees to take all reasonable safeguards so as to protect the secret and proprietary nature of such information and to prevent the unauthorized use, reproduction, disclosure or other dissemination thereof. Prior to disclosing any Confidential Information of a party hereto, or any part thereof, to any of its authorized agents, the party intending to make such disclosure shall obtain from each such Person an agreement in which such Person agrees to keep in strict confidence and secrecy all of the information disclosed to him or her under the provisions of this clause. Each party shall be responsible for the disclosure of any Confidential Information contrary to the provisions of this Article 14 by its directors, officers, employees and authorized agents.

14.2       Exceptions
           ----------

           The provisions of Section 14.1 shall not apply to the extent and upon the occurrence of any one of the following events: (a) the information is subsequently otherwise legally acquired by a party hereto from a Third Party whose disclosure thereof is not in any breach of any applicable confidentiality obligation; or (b) the information is in or comes into the public domain or is or becomes generally known in the industry otherwise than by a breach of this Agreement or any other applicable confidentiality obligation. In the event that any material disclosure under (a) or (b) occurs, the Licensor or the Licensee (as applicable) shall after receiving knowledge thereof promptly notify the other party of the occurrence of such event.

14.3       Non-disclosure of Agreement
           ---------------------------

           Neither party shall disclose any material information about this Agreement without the prior written consent of the other. Consent shall not be required, however, for disclosures to (a) tax authorities, provided that in connection with such disclosure, each party agrees to use its reasonable efforts to secure confidential treatment of such information. In the event a disclosure is required to underwriters, investment or merchant or commercial bankers and financial, legal and other advisors in connection with due diligence investigations of the party, the written consent of the other party shall be required, but the parties understand and agree that time is of the essence and such consent from such other party shall be given within a reasonable delay, i.e. within 48hrs following receipt of proper information from the first party explaining the intended disclosure. Consent and information might be provided via e-mails or facsimile. Each party shall have the further right to disclose the terms of this Agreement (a) as required by applicable law, including the rules and regulations promulgated by the Ontario Securities Commission, the U.S. Securities and Exchange Commission, the Autorite des Marches Financiers du Quebec or The Toronto Stock Exchange and similar authorities, provided the disclosing party provides to the other party a copy of the information to be disclosed and, subject to the remainder of this Section 14.3, an opportunity to comment thereon not less than five days, or such shorter period as may be available under applicable law, prior to such disclosure. Any copy of this Agreement required to be disclosed pursuant to clause (a) of the preceding sentence shall be edited to delete pricing and other Confidential Information to the maximum extent permitted by law or the rules of the organizations referred to therein. If either party determines that a release of such information to the public other than as a result of the disclosure referred to above or to any regulatory body is required by law, it shall, to the extent practicable in light of legal requirements relating to such release, notify the other in writing as soon as practicable prior to the time of the proposed release. At the other party's request and before the release (if time permits under applicable law), the party seeking disclosure shall consult with the other on the necessity for the disclosure and shall consult with the other on the necessity for the disclosure and the text for the proposed release. Nothing in this Section 14.3 shall preclude the disclosure of this Agreement or the transactions contemplated hereby to the respective boards of directors of the parties for the purpose of obtaining corporate authorization of this Agreement and such transactions.

14.4       Compliance with Confidentiality Obligations
           -------------------------------------------

           Each party represents and warrants to the other that neither the execution and delivery of this Agreement by such party nor the performance of such party's obligations hereunder does or will conflict with or result in a breach or violation of any agreement or undertaking of confidentiality to which such party is a signatory or by which such party is bound.

14.5       Injunction
           ----------

           Each party acknowledges that any violation by it of its obligations under this Article 14 may cause irreparable injury to the other party for which damages may not be adequate compensation. Therefore, in addition to all other remedies available at law or in equity, the non-violating party will be entitled to seek injunctive relief in the event of a violation or threatened violation of this Article 14 by the other party.

                                   ARTICLE 15
                                  FORCE MAJEURE
                                  -------------

15.1       Force Majeure
           -------------

           In case of Force Majeure preventing or hindering either party from performing its obligations under this Agreement, the party prevented or hindered from performing (the "Affected Party") may give written notice to the other (the "Non-Affected Party") containing reasonable particulars of the Force Majeure in question and the effect of such Force Majeure as it relates to the obligations of the Affected Party and such Force Majeure shall not constitute a default under this Agreement, provided that the Affected Party works diligently to correct the reason for such delay and excuses performance by the Non-Affected Party during the period of such delay, which shall not be longer than 180 days from the first occurrence of the Force Majeure. For the purpose of this Agreement, "Force Majeure" shall mean any of the following events beyond the control of the Affected Party:

           (a) lightning, storms, earthquakes, landslides, floods, washouts and other acts of God;

           (b) substantial or material fires, explosions, breakage of or accidents to plant, machinery, equipment and storage of the Affected Party;

           (c)        strikes or other industrial disturbances of the Affected
                      Party;

           (d) civil disturbances, sabotage, war, blockades, insurrections, vandalism, riots, epidemics;

           (e) inability to obtain transportation or electric power, water, fuel or other utilities, or services necessary to operate a substantial portion of the facilities of the Affected Party; and

           (f) any similar material event that is beyond the control of the Affected Party;

but shall not include the inability of either party to obtain financing or any other financial inability on the part of either party.

                                   ARTICLE 16
                           TERM AND EARLY TERMINATION
                           --------------------------

16.1       Term
           ----

           Subject to the provisions of this Article 16, this Agreement shall remain in full force and effect for a term (the "Term") expiring on the later to occur of (i) 45 years from the date of this Agreement or (ii) the last to expire of the Patents.

16.2       Termination Events
           ------------------

           This Agreement may be unilaterally terminated without penalty by the Licensee or the Licensor (in each case a "Terminating Party") in the manner set forth in Section 16.3 if there is the occurrence of any of the circumstances or events described below with respect to (i) if the Terminating Party is the Licensee, the Licensor, and (ii) if the Terminating Party is the Licensor, the Licensee (in each case, a "Terminated Party"):

           (a) any regulatory or court order is issued under or pursuant to any applicable law of any jurisdiction in which the Terminated Party conducts a substantial portion of its business, which operates to prevent the Terminated Party from performing its obligations under this Agreement in a material respect and such order is not stayed or rendered ineffective within 90 days of its issuance, or a Third Party encumbrancer takes possession of all or a substantial part of the properties and assets of the Licensee, or if a distress or execution or any similar process is levied or enforced against the Licensee which affects such properties and assets and remains unsatisfied for 90 days;

           (b) any order to cease or suspend trading in any securities of the Licensee, or prohibiting or restricting the distribution of any of the Licensee's shares is made by any securities regulatory authority, including the TSX, NASDAQ or any other competent authority in any jurisdiction where the Licensee's is a reporting issuer (or the equivalent thereof) provided that: (i) the delisting of the securities of the Licensee from the NASDAQ national or small capital markets shall not constitute a ground of termination under this Section 16.2 if the listing of such securities on another recognized exchange is maintained; (ii) such order is not made as a result of a take-over bid or another acquisition of a controlling interest in the Licensee's by a Third Party;
                      (iii) such order has been effective for a period in excess of 30 days and has not been stayed or otherwise rendered ineffective; and (iv) the Terminating Party has served a notice of termination to the Licensee in accordance with
                      Section 16.3 within 90 days of the issuance of such order and while such order was in effect;

           (c) if the Terminated Party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of Force Majeure for a period longer than 180 days or the Terminated Party has failed to meet its obligations under Article 15;

           (d)        in the event that, the performance thresholds set forth in
                      Section 7.4 are not met by the Licensee, unless such non performance is caused by a default of the Licensor hereunder and Licensor has been notified of such default and has not cured the same in accordance with the terms and conditions set forth hereunder;

           (e) if the Terminated Party institutes any proceeding or takes any action or executes any agreement to authorize its participation in or commencement of any proceeding, or if any bona fide proceeding is commenced by a Third Party against or affecting the Terminated Party and such proceeding is not discharged within 30 days from the commencement thereof, seeking (i) to adjudicate it a bankrupt or insolvent, (ii) liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt, (iii) a proposal with respect to it under any law relating to bankruptcy, insolvency, liquidation, reorganization or compromise of debts or other similar laws (including, without limitation, the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) or any similar statute of any jurisdiction, including any statute governing the existence of the Terminated Party) or (iv) the appointment of a receiver, trustee, manager, liquidator, interim receiver or manager, agent, custodian or other official with similar powers or functions for it or for any substantial part of its properties and assets (including without limitation, with respect to the Licensee, the Production Facility) and, with respect to the Licensor , the Cascade Process or the intellectual property related to the production of Resin); or

           (f) in any other circumstances not covered by subsections (a) to (e) of this Section 16.2, if, while the Terminating Party is in compliance in all material respects with its obligations under this Agreement, the Terminated Party defaults in any material respect in the performance of its obligations under this Agreement and fails to cure that default within 30 days following written notice thereof from the Terminating Party.

16.3       Notice of Termination
           ---------------------

           A Terminating Party seeking to terminate this agreement in accordance with this Article 16 shall serve a notice of termination in writing and termination shall be effective immediately upon confirmation of such receipt by a facsimile confirmation sheet, courier documents or similar materials from the Terminated Party, unless the Terminated Party wishes to submit the matter to arbitration in accordance with this Agreement.

                                   ARTICLE 17
                     RIGHTS AND OBLIGATIONS UPON TERMINATION
                     ---------------------------------------

17.1       Generally
           ---------

           If this Agreement is terminated pursuant to Article 16, then except as provided in the remaining provisions of this Article 17, or as required by those provisions of this Agreement specified in Section 17.3 which shall survive any such termination:

           (a) this Agreement shall terminate provided the Licensee shall be permitted to (i) sell and distribute all Proteins, Additional Proteins and Products manufactured prior to the termination, provided that such sales are subject to the payment of the Royalty as set out in this Agreement and
                      (ii) to return to Licensor or any Third Party designated by Licensor, the Resin in accordance with the agreed terms and conditions of any supply arrangement entered into between the parties with respect with Resin requirements;

           (b) except to the extent necessary to exercise its rights under subsection 17.1(a), the Licensee shall turn over to the Licensor all sales inquiries and unfilled orders, and the parties shall negotiate in good faith the amount of compensation, if any, which the Licensee may receive therefor and, if the parties are unable to agree thereon either party may submit the determination of the amount of compensation to dispute resolution pursuant to Article 19 of this Agreement;

           (c) if the Licensee is the Terminated Party, the parties shall use commercially reasonable efforts to negotiate in good faith with respect to the assumption by the Licensor, or a Person designated by it, of the Licensee's obligations under any agreements obligating the Licensee to supply Proteins, Additional Proteins and Products or to purchase Raw Material;

           (d) each party shall make any payments then due hereunder to the other party that accrued prior to the effective date of termination, and except as provided in this Agreement with respect to amounts due hereunder from either party to the other, no further payments or other amounts shall be due from the Licensee to the Licensor or the Licensor to the Licensee;

           (e) the Licensor shall refrain from using the Confidential Information of the Licensee and the Licensee shall refrain from using the Confidential Information of the Licensor;

           (f) if the Licensor is the Terminating Party, the Licensee shall cease using and shall deliver and relinquish to the Licensor all of the right, title and interest of the Licensee in the Cascade Process under this Agreement including any and all information, master files, reports, and other documents required for the continued supply of Proteins, Additional Proteins and Products in the Territory or for installation and qualification of the Cascade Process with a Third Party (provided that Licensee shall be entitled to payment by the Licensor of reasonable consideration for any of such information, master files, reports, and other documents), whether such information and documentation is developed solely by Licensee, Licensor or jointly, except to the extent that any of such matters are required to be retained by the Licensee for the purposes referred to subsection 17.1(a) above, in such a case, Licensee shall have the right to keep a copy of such documentation and information for the purpose set for in such section 17.1 (a). Notwithstanding the foregoing, any Licensee's Developments developed solely by the Licensee or jointly by the Licensor and the Licensee shall, upon payment by the Licensor to the Licensee of reasonable consideration to be agreed upon by the parties, acting reasonably, be transferred to the Licensor; and

           (g) except as may be required by applicable law, neither party shall disclose to any Third Party the reasons or basis of any termination without the express written consent of the other party and the parties shall agree on statements for public disclosure, such consent and agreement not to be unreasonably withheld or delayed. This provision shall survive the termination of this Agreement.

17.2       Exceptions
           ----------

           Notwithstanding Section 17.1:

           (a) if the Licensor is entitled to terminate this Agreement under subsection 16.2(d) or 16.2(f), the Licensor shall be entitled, in its discretion, acting reasonably, to either remove elements of the exclusivity of the License (in respect of the affected specific Proteins, Additional Proteins, Products or Territory or terminate this Agreement;

           (b) if the Licensee is entitled to terminate this Agreement under Section 16.2 (a), (c) or (e) or upon a definitive ruling being issued by an arbitrator confirming that the Licensee is entitled to terminate this Agreement under
                      Section 16.2(f), then the ARC shall thereafter automatically maintain and support the rights of the Licensee in and to the Cascade Process under Section 2.1
                      (a) and (b) of this Agreement only, provided that the Licensee shall make any payments as and when due to Licensor hereunder to the ARC, that ARC shall have no other obligations under this Agreement and that the Licensee shall thereafter obtain Resin from any available source; and

           (c) the parties shall use their reasonable commercial efforts and negotiate in good faith to include provisions in this Agreement within 6 months following the signature of this Agreement, that will, to the fullest extent that is commercially reasonable having regard to all relevant commercial considerations and circumstances, preserve and facilitate the continued commercial activity of a party in the event that the other party is unable to, or will imminently be unable to provide materials or services that are material to the ongoing exploitation of this Agreement (e.g. supply of Resin in case of termination events affecting Licensor or its appointed manufacturing site, and continued operations at the Production Facility in case of termination events affecting Licensee).

17.3       Survival of Certain Rights and Obligations
           ------------------------------------------

           The rights and obligations of the parties under the following provisions of this Agreement shall survive the expiry or any termination hereof:
Sections 4, 5, 8, 11, 14 and 19.1 (with respect to arbitration of any claims of non-performance of a party's obligations under any surviving provision referred to in this Section 17.3), and any other provision of this Agreement which states that it survives the expiry or termination of this Agreement.

                                   ARTICLE 18
                           CONFORMITY WITH LOCAL LAWS
                           --------------------------

18.1       Recording of Agreement
           ----------------------

           The Licensee may at its expense take such steps as may be deemed necessary or useful by the Licensee to satisfy the laws and requirements of the Territory with respect to declaring, recording or otherwise rendering this Agreement valid or perfecting or registering the rights of the Licensee hereunder. Any such declaration or recording shall be be made in a form that has been approved by the Licensor, acting reasonably.

                                   ARTICLE 19
                               DISPUTE RESOLUTION
                               ------------------

19.1       By Arbitration
           --------------

           Any dispute arising in connection with this Agreement, including any question regarding its existence, validity or termination, is to be referred to and finally resolved by arbitration in accordance with the Arbitration Act, 1991 (Ontario), and except (a) as provided in Section 19.2, (b) for proceedings commenced to enforce an arbitration award, and (c) for proceedings commenced for specific performance of Article 14, each party hereby irrevocably waives its right to commence any proceeding in any court with respect to any matter arising under this Agreement. The tribunal shall consist of three arbitrators, one of whom shall be appointed by each of the Licensor and the Licensee and the third arbitrator shall be appointed jointly by the first two. The place of arbitration shall be Toronto (Canada) if the arbitration is requested by the Licensor and if the arbitration is requested by Licensee, the place of arbitration shall be Montreal (Canada) or such other location as the parties shall agree. The language of the arbitration shall be English. No arbitrator shall be an affiliate, employee, officer or director of either party or of their respective affiliates, nor shall any Arbitrator have any interest that would be affected in any material respect by the outcome of the dispute. The decision of a majority of the arbitrators shall be final and binding on the parties and their respective successors and assigns. The decision shall not be subject to appeal or judicial review except in circumstances of fraud or as otherwise permitted by applicable law. The tribunal shall determine the proportions in which the parties shall pay the costs of the arbitration and related proceedings.

19.2       Injunction
           ----------

           Nothing set out in this Article 19 shall prevent either party from seeking an injunction in any appropriate court.

                                   ARTICLE 20
                                 APPLICABLE LAW
                                 --------------

20.1       Governing Law
           -------------

           Any controversy arising under or in relation to this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein without regard to conflicts of law doctrines, except (a) that questions affecting the construction and effect of any Patent shall be determined by the law of the country in which the Patent was granted, (b) if any issue is to be determined by reference to the interpretation of or compliance with the regulatory requirements of any country and there is conflict between the interpretation of or compliance with such regulatory requirements under Ontario law and the laws of such country, the issue of the interpretation of or compliance with such regulatory requirements shall be made in accordance with the laws of such country, and (c) to the extent that matters relating to the internal affairs and corporate status of the parties are governed as a matter of controlling law by the laws of the jurisdictions of incorporation of the respective parties, such laws shall govern such matters.

20.2       Scope of Authority and Relationship
           -----------------------------------

           The relationship between the Licensee and the Licensor is that of independent contractors and neither this Agreement nor any act of the parties hereunder or in accordance herewith creates or shall create any relationship of agency, master and servant, employment or partnership between the parties hereto or between a party and the employees of the other. Neither the Licensee nor the Licensor shall act or attempt to act, or represent itself, directly or by implication, as agent, or representative of the other or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature or sort, express or implied, on behalf of or in the name of the other.

20.3       Assignment; Successors and Assigns
           ----------------------------------

           (a) Except as provided in Article 3 hereof with respect to distributors, neither this Agreement nor any of the rights or duties of the Licensee shall be assigned, transferred or conveyed by the Licensee, by operation of law or otherwise, nor shall this Agreement or any rights of the Licensee enure to the benefit of any successor to the Licensee's business or of its property, whether by operation of law or otherwise, or to a purchaser of all of the shares of the Licensee or to a purchaser of any part of the business or assets of the Licensee, without the prior written consent of the Licensor, acting reasonably;

           (b) The Licensor may assign this Agreement, together with all of the Licensor's rights in the Cascade Process and all intellectual property relating to the Resin with the prior written consent of the Licensee, which consent shall not be unreasonably withheld, provided however, that Licensor may assign this Agreement, any part of its rights and obligations hereunder or Licensor's rights in the Cascade Process and all intellectual property relating to the Resin to any affiliate without obtaining the consent of Licensee, provided that any such assignment shall not relieve Licensor of any of its obligations hereunder.

           (c) Neither this Agreement nor any rights hereunder shall enure to the benefit of, and the same shall be fully opposable to, enforceable against and not terminable by, any trustee in the bankruptcy, receiver, interim receiver, manager, interim manager, creditor, liquidator or trustee of the business of a party without the prior written consent of the other party, which such other party may grant or withhold in its sole discretion.

20.4       Extended Meanings
           -----------------

           Words importing the singular number include the plural and vice versa and words importing gender include all genders.

20.5       Headings
           --------

           The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

20.6       Language
           --------

           This Agreement is drawn up in the English language. If this Agreement is translated into another language, the English language text shall prevail. Les parties reconnaissent qu'il est de leur volonte expresse que cette convention soit redigee uniquement en langue anglaise.

20.7       Entire Agreement
           ----------------

           This Agreement, together with the Alliance Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements and understandings of the parties in connection therewith, including but not limited to the memorandum of understanding dated December 3, 2003 and the confidentiality agreement dated July 11, 2003 between the Licensee and the Licensor. In the event of any inconsistency or conflict between this Agreement and the Alliance Agreement, the terms and conditions of this Agreement shall prevail. 20.8 Currency

           Unless otherwise specifically provided in this Agreement, all references to dollar amounts or other money amount are expressed in terms of lawful money of Canada.

20.9       Notices
           -------

           (a) Any notice or other documents required or permitted to be given under this Agreement shall be in writing and shall be delivered or sent by fax addressed to the party to whom it is to be given at the address shown below or at such other address or addresses as the party to whom such notice or document is to be given shall have last notified the other party in accordance with the provisions of this subsection:

                      (i)        if to the Licensee at:

                                 Hemosol LP
                                 2585 Meadowpine Blvd.
                                 Mississauga, ON L5N 8H9

                                 Fax: (905) 286-0021

                                 Attention: President

                      (ii)       if to the Licensor at:

                                 ProMetic Biosciences Inc.
                                 6100 Royalmount
                                 Montreal, Quebec
                                 H4P 2R2

                                 Fax: (514) 341-6227

                                 Attention: President with a courtesy copy to the General Counsel and Dr. Steve Burton

           (b)        Any such notice or other document shall:

                      (i) if delivered in person, be deemed to have been received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the place of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day thereafter in the place of receipt; and

                      (ii) if transmitted by fax, be deemed to have been received at the place of receipt on the next business day in the place of receipt, following the day of sending.

20.10      Amendment of Agreement
           ----------------------

           None of the terms, conditions or provisions of this Agreement shall be held to have been changed, waived, varied, modified or altered by any act or knowledge of either party, their respective agents, servants or employees, unless done so in writing signed by both parties.

20.11      Waiver and Notice of Breach
           ---------------------------

           No waiver on behalf of either party of any breach of the provisions hereof shall be effective or binding on such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any future breach of any of the provisions in this Agreement.

20.12    Further Assurances
         ------------------

           Each of the parties covenants and agrees that it and its successors and permitted assigns will execute such further reasonable documents and do and perform or cause to be done and performed such further and other reasonable acts as may be necessary or desirable from time to time in order to give full effect to the provisions of this Agreement.

20.13      Third Parties
           -------------

           Nothing in this Agreement, whether expressed or implied, is intended to confer nor shall confer upon any Person other than the parties hereto (and with respect to the indemnification provisions herein, to the respective directors, officers or employees referred to in such indemnification provisions) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

20.14      Severability
           ------------

           If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provision of this Agreement to the extent permitted by law shall remain in full force and effect. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfil as closely as possible the original intent and purposes hereof. To the fullest extent permitted by law, the parties to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

20.15      Costs of Operations
           -------------------

           Except as otherwise provided herein, all costs and expenses of whatever kind or nature incurred by either party in the conduct of its operations or the performance of its responsibilities in connection with or pursuant to this Agreement shall be for the account of and shall be paid by such party, and such party shall not be entitled to reimbursement therefor from the other party, whether upon the termination of this Agreement or otherwise.

20.16      Counterparts and Fax Signatures
           -------------------------------

           This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed an original instrument, but all such counterparts together will constitute one and the same agreement. The parties agree that signatures delivered via fax, shall be binding as if they were original signatures.

           IN WITNESS WHEREOF the parties have duly executed this Agreement on the date first above written.

                                      PROMETIC BIOSCIENCES INC.

                                      by     "Pierre Laurin"
                                         ---------------------------------------
                                         Name:   Pierre Laurin
                                         Title:  CEO

                                             "Stephane Archambault"
                                         ---------------------------------------
                                         Name:
                                         Title:  VP Finance & Administration


                                      HEMOSOL LP

                                      by     "Lee Hartwell"
                                         ---------------------------------------
                                         Name:   Lee Hartwell
                                         Title:  President/CEO

                                                  "Dirk Alkema"
                                         ---------------------------------------
                                         Name:   Dirk Alkema
                                         Title:  VP Operations

INTERVENTION BY PROMETIC BIOSCIENCES LTD.
-----------------------------------------

           For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), ProMetic Biosciences Ltd. ("PBL") hereby intervenes to this License Agreement to agree in favour of the Licensor (which shall include, for the purposes of this Intervention, any assignee or successor of the Licensor under the License Agreement) that from and after the date hereof, at all times during which the License Agreement (which shall include, for the purposes of this Intervention, any amendment, modification, supplement or restatement thereof agreed upon solely between the Licensor and the Licensee) is in effect, PBL:

           (a) shall not terminate or revoke the exclusive license granted to the Licensor in all of its rights, title and interest in the Cascade Process in the Territory without the prior written consent of the Licensee, which shall not be unreasonably withheld unless such assignment is part of a corporate reorganisation;

           (b) shall not transfer, encumber, charge or otherwise grant any rights in the Cascade Process to any Third Party without the prior written consent of the Licensee in its sole discretion; and

           (c) agrees to promptly provide to the Licensor and Licensee all documents, materials and other information relating to the Cascade Process, Secondary Processes, Proteins, Additional Proteins and Products that are or become in the Licensor possession or knowledge or to which PBL has or obtains access from time to time and, with respect to Secondary Processes, Proteins, Additional Proteins and Products, which PBL has right to disclose to Licensor or Licensee.

           In connection with this Intervention, PBL hereby represents and warrants to the Licensee as follows and acknowledges that the Licensee is relying upon such representations and warranties in entering into the License Agreement with the Licensor and accepting this Intervention from PBL:

           (a) it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

           (b)        its execution, delivery and performance of this
                      Intervention: (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its certificate of incorporation or by-laws;
                      (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) do not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, instrument or any other commercial agreement to which it is a party or by which it or any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously; and

           (c)        all representations and warranties made by the Licensor in
                      Section 9.1 of the License Agreement are exact, valid and true.

           (d) this Intervention has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

           This Intervention shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

           IN WITNESS WHEREOF PBL has duly executed this Agreement for the purposes of this Intervention on the date first above written.

                                              PROMETIC BIOSCIENCES LTD.

                                              by     "Pierre Laurin"
                                                  ------------------------------
                                                  Name:   Pierre Laurin
                                                  Title:  President

                                                     "Stephane Archambault"
                                                  ------------------------------
                                                  Name:    Stephane Archambault
                                                  Title:   VP Finance &
                                                           Administration

INTERVENTION BY PROMETIC LIFE SCIENCES INC.
-------------------------------------------

           For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), ProMetic Life Sciences Inc. ("PLSI") hereby intervenes to this License Agreement to agree in favour of the Licensee (which shall include, for the purposes of this Intervention, any assignee or successor of the Licensee under the License Agreement) that from and after the date hereof, at all times during which the License Agreement (which shall include, for the purposes of this Intervention, any amendment, modification, supplement or restatement thereof agreed upon solely between the Licensor and the Licensee) is in effect, PLSI shall:

           (a) ensure that the financial condition of each of the Licensor and PBL is such that the Licensor is in a position to meet all of its obligations under the License Agreement and that PBL is in a position to meet all of its obligations under its Intervention and, to the extent required, provide adequate financial support and resources to each of the Licensor and PBL to enable it to meet all of such obligations; and

           (b) cause each of its affiliates, including Licensor, not to institute any proceeding or take or omit to take any action or execute any agreement to authorize the participation of the Licensor or PBL in or the commencement of any proceeding against or affecting the Licensor or PBL, or facilitate any proceeding by a Third Party against or affecting the Licensor or PBL, seeking
                      (i) to adjudicate the Licensor or PBL bankrupt or insolvent, (ii) liquidation, dissolution, winding-up, protection, relief or composition of the Licensor or PBL or any of its property or debt, (iii) a proposal with respect to the Licensor or PBL under any law relating to bankruptcy, insolvency, liquidation, reorganization or compromise of debts or other similar laws (including, without limitation, the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) or any similar statute of any jurisdiction, including any statute governing the existence of the Licensor or PBL) or (iv) the appointment of a receiver, trustee, manager, liquidator, interim receiver or manager, agent, custodian or other official with similar powers or functions for the Licensor or PBL or for any substantial part of its properties and assets (including without limitation the Cascade Process or the intellectual property rights relating to Resin).

           In connection with this Intervention, PLSI hereby represents and warrants to the Licensee as follows and acknowledges that the Licensee is relying upon such representations and warranties in entering into the License Agreement with the Licensor and accepting this Intervention from PLSI:

           (a) it owns and controls all of the outstanding shares, warrants and other securities of each of the Licensor and PBL, free and clear of any encumbrance, lien, security interest, hypothec or other charge;

           (b) it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

           (c)        its execution, delivery and performance of this
                      Intervention: (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its certificate of incorporation or by-law;
                      (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) do not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, instrument or any other commercial agreement to which it is a party or by which it or any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously;

           (d) this Intervention has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and


           The foregoing representations and warranties shall be in effect until such a time the Licensor is no longer a subsidiary (as defined in the Business Corporation Act (Ontario) as presently in force, or the Licensor is cash flow positive during three consecutive financial years. This Intervention shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

           IN WITNESS WHEREOF PLSI has duly executed this Agreement for the purposes of this Intervention on the date first above written.

                                              PROMETIC LIFE SCIENCES INC.

                                              by   "Pierre Laurin"
                                                  ------------------------------
                                                  Name:  Pierre Laurin
                                                  Title: President

                                                   "M. Laflamme"
                                                  ------------------------------
                                                  Name:  Michelle Laflamme
                                                  Title: Secretary

INTERVENTION BY AMERICAN NATIONAL RED CROSS
-------------------------------------------

           The American National Red Cross (the "ARC") hereby intervenes to this License Agreement to agree in favour of the Licensee (which shall include, for the purposes of this Intervention, any assignee or successor of the Licensee under this License Agreement) that, (i) it has read this License Agreement; and
(ii) it agrees with and will abide by the terms and conditions of Subsection
17.2 (b), provided that Licensee also complies with its obligations thereunder. Any amendment, modification, supplement or restatement of this Agreement shall not affect the rights and obligations of the ARC under this Intervention unless it is made in writing and signed by the ARC.

           In connection with this Intervention, the ARC hereby consents to the granting of rights in the Cascade Process by the Licensor to the Licensee under the License Agreement and, represents and covenants in favour of the Licensee that upon the occurrence of any event giving effect to the obligations of the ARC under Section 17.2 (b), it will have sufficient rights to maintain and support the rights of the Licensee under Section 2.1 (a) and (b) the License Agreement.

           This Intervention has been duly executed and delivered by the ARC and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

           The foregoing representations and covenants shall be deemed to be repeated on each day during which the License Agreement is in effect and shall survive the termination of the License Agreement. This Intervention shall be governed by the laws of the State of Delaware, US.

           This Intervention, along with the Intervention dated December 3, 2003 made to the Memorandum of Understanding between Hemosol Inc. and ProMetic BioSciences Ltd constitute the entire commitment of the ARC with respect to the subject matter hereof.

           IN WITNESS WHEREOF the ARC has duly executed this Agreement for the purposes of this Intervention on the date first above written.

                                               AMERICAN NATIONAL RED CROSS

                                               by
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                  ------------------------------
                                                  Name:
                                                  Title:

INTERVENTION BY HEMOSOL CORP
----------------------------

           For good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Hemosol Corp. ("HCorp") hereby intervenes to this License Agreement to agree in favour of the Licensor (which shall include, for the purposes of this Intervention, any assignee or successor of the Licensor under the License Agreement) that from and after the date hereof, at all times during which the License Agreement (which shall include, for the purposes of this Intervention, any amendment, modification, supplement or restatement thereof agreed upon solely between the Licensor and the Licensee) is in effect, HCorp shall:

           (a) ensure that the financial condition of the Licensee is such that the Licensee is in a position to meet all of its obligations under the License Agreement and, to the extent required, provide adequate financial support and resources to the Licensee to enable it to meet all of such obligations; and

           (b) cause each of its affiliates, including the Licensee not to, institute any proceeding or take or omit to take any action or execute any agreement to authorize the participation of the Licensee in or the commencement of any proceeding against or affecting the Licensee, or facilitate any proceeding by a Third Party against or affecting the Licensee, seeking (i) to adjudicate the Licensee bankrupt or insolvent, (ii) liquidation, dissolution, winding-up, reorganization, arrangement, protection, relief or composition of the Licensee or any of its property or debt, (iii) a proposal with respect to the Licensee under any law relating to bankruptcy, insolvency, liquidation, reorganization or compromise of debts or other similar laws (including, without limitation, the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Winding-Up and Restructuring Act (Canada) or any similar statute of any jurisdiction, including any statute governing the existence of the Licensee) or (iv) the appointment of a receiver, trustee, manager, liquidator, interim receiver or manager, agent, custodian or other official with similar powers or functions for the Licensee or for any substantial part of its properties and assets.

           In connection with this Intervention, HCorp hereby represents and warrants to the Licensor and PLSI as follows and acknowledges that the Licensor and PLSI are relying upon such representations and warranties in entering into the License Agreement with the Licensee and accepting this Intervention from
HCorp:

           (a) it owns as general partner a 93% interest in the Licensee, free and clear of any encumbrance, lien, security interest, hypothec or other charge;

           (b) it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

           (c)        its execution, delivery and performance of this
                      Intervention: (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its certificate of incorporation or by-law;

                      (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) do not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, instrument or any other commercial agreement to which it is a party or by which it or any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of, any governmental body, agency, authority or any other Person, which has not been made or obtained previously;

           (d) this Intervention has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and

           This intervention is irrevocable for as long as the License Agreement, or any part thereof, exists, is valid or is in effect and until all obligations of the Licensee have been fully executed and performed in accordance with the terms of the License Agreement.

           This Intervention shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

           IN WITNESS WHEREOF HCorp has duly executed this Agreement for the purposes of this Intervention on the date first above written.

                                                HEMOSOL CORP

                                                by   "Lee Hartwell"
                                                   -----------------------------
                                                   Name:   Lee Hartwell
                                                   Title:  President/CEO

                                                     "Dirk Alkema"
                                                   -----------------------------
                                                   Name:   Dirk Alkema
                                                   Title:  VP Operations

                                   SCHEDULE A
  VISUAL AID FOR THE CASCADE PROCESS, SECONDARY PROCESSES AND DRUG DEVELOPMENT

Note : This Schedule A is provided for illustration purposes only and shall have no legal or binding effect between the parties.



    Under License                                         Others
   Cascade Process          Secondary              Drug Development/Clinical
                            Processes                      Trials


  [Object omitted]         [Object omitted]         Protein 1     Product 1
  [Object omitted]         [Object omitted]         Protein 2     Product 2
  [Object omitted]         [Object omitted]         Protein 3     Product 3
  [Object omitted]         [Object omitted]         Protein 4     Product 4
  [Object omitted]         [Object omitted]         Protein 5     Product 5
  [Object omitted]         [Object omitted]         Protein 6     Product 6

                                 SCHEDULE 1.1.3

                            ADDITIONAL PRIMARY STEPS

[Intentionally left blank; signature of each party will be required for each Additional Primary Steps to be described herein from time to time]

                                 SCHEDULE 1.1.46


                         PATENTS AND PATENT APPLICATIONS



                               [attached hereto.]

                         Patents and Patent Applications



PA-0001-PBL                                             Affinity Ligands (PBL with Novo Nordisk)
------------------------------------------------------------------------------------------------------------------------------------
Title                                           Country                    FileDate                    Status
-----                                           -------                    --------                    ------
Novel Affinity Ligands and Their Use            Canada                     1996-09-19                  Pending
                                                CA 2,232,626

Novel Affinity Ligands and Their Use            PCT                        1996-09-19              National Phase
                                                PCT/DK96/00399

Triazine Based Ligands and Use Thereof          United States              1998-05-01                  Issued
                                                US 6,117,996

PA-0004-PBL                                                     3D Triazine Library (PBL)
------------------------------------------------------------------------------------------------------------------------------------
Title                                           Country                    FileDate                    Status
-----                                           -------                    --------                    ------

Multidimensional Libraries                      United States              2003-01-28                  Lapsed
                                                US 60/443,092
3D Triazine Library                             PCT                        2003-12-09                   Filed
                                                PCT/GB03/05368

PA-0028b-PBL                                                    API Purification (ARC-118)
------------------------------------------------------------------------------------------------------------------------------------
Title                                           Country                    FileDate                    Status
-----                                           -------                    --------                    ------

Method for Purification of                      United States              1998-09-24                  Issued
Alpha-1 Proteinase Inhibitor                    US 6,093,804

PA-0029-PBL                                                   Plasma Proteins Ligands (ARC-191)
------------------------------------------------------------------------------------------------------------------------------------
Title                                           Country                    FileDate                    Status
-----                                           -------                    --------                    ------

Plasma Protein-Binding Ligands                  PCT                        2003-04-14                 Published
                                                PCT/US03/11798

Plasma Protein-Binding Ligands                  United States              2003-04-14                   Filed
                                                US 10/414,524

PA-0047-PBL                                             Preferred Sequence(s) (PBL with ARC)
------------------------------------------------------------------------------------------------------------------------------------
Title                                           Country                    FileDate                    Status
-----                                           -------                    --------                    ------

Definitive title to be confirmed                Canada                                             In preparation

Definitive title to be confirmed                PCT                        To be filed based on priority appl. (CA)


PA-New-PBL                                 Other Resin for use in conjunction with Preferred Sequence(s) (PBL)
------------------------------------------------------------------------------------------------------------------------------------
Title                                           Country                    FileDate                    Status
-----                                           -------                    --------                    ------

Definitive title to be confirmed                Canada                                             In preparation

Definitive title to be confirmed                PCT                        To be filed based on priority appl. (CA)



                                 SCHEDULE 1.1.51


                        PRODUCTION RELEASE REQUIREMENTS
                        -------------------------------


                  [Intentionally omitted at time of execution]

                                 SCHEDULE 1.1.63


                       TARGET PROTEIN RECOVERY PERCENTAGES
                       -----------------------------------


    Target Protein Recovery Percentages obtained from the Raw Material using the Cascade Process, i.e. before Secondary Processes



FVIII/vonWilberbrand Factor                        >40%
Apolipoprotein                                     - %
Plasminogen                                        >70%
Fibrinogen                                         >70%
Albumin                                            >80%
Immunoglobulin                                     >80%
Alpha-1 Porteinase Inhibitor                       >80%

                                 SCHEDULE 1.1.64


                             TECHNICAL WORKING GROUP
                             -----------------------


Christopher Bryant (Project Director PPPS, PBL)

Dev Baines (PBL)

Tom Chen (ARC)

Tim Hayes (ARC)

Ruben Carbonell (consultant, PBL)

John Curling (consultant, PBL)

                                SCHEDULE 2.2 (b)


               LIST OF DOCUMENTS PROVIDED ON THE DATE OF SIGNATURE

                                (attached hereto)

The list attached hereto, the documents listed and their content are Confidential Information of Licensor, except for patents and published patent applications which are deemed to be non-confidential of the Licensor.

The analytical SOPs listed in the attached list are draft versions and represent early research and development phase assays. These SOPs will likely not represent the final version of each assay used to produce clinical material, and should be optimized and qualified for their intended use. Assay validation should occur at Production Facility and only after the Secondary Processes development is initiated by Licensee.

        Documents provided on the date of signature of License Agreement
        ----------------------------------------------------------------

Patents and patent applications:
--------------------------------

1.   Novel Affinity Ligands and Their Use, Canadian patent application No.
     2,232,626

2.   Triazine based Ligands and Use Thereof, US Patent No. 6,117,996

3. Method for the Purification of Alpha-1 Protease Inhibitor, US Patent No. 6,093,804

4.   Plasma Protein-Binding Ligands, US patent application No. 10/414,524

5.   Plasma Protein-Binding Ligands, PCT patent application No. PCT/US03/11798

Preferred Sequences
-------------------

6.   PPPS - Cascade sequences variations

Analytical Chemistry:
---------------------

7.   Summary Chart - Core Assays for Process Development

 MAbsorbent(TM) A2P:
 -------------------

8.   Column Packing SOP

9.   Technical Report on Detection of leachates (HPLC)

Mimetic Blue(TM) SA:
--------------------

10.  Mimetic Blue SA P6XL -- Data Sheet and Column Packing SOP

11.  SOP for Detection of leachates (ELISA)

                                SCHEDULE 9.2 (B)
                                ----------------

                             LIENS AND ENCUMBRANCES
                             ----------------------

                                (attached hereto)

                                 SCHEDULE 9.2(b)
                                 ---------------


                             LIENS AND ENCUMBRANCES
                             ----------------------

1. Easement registered on June 6, 1963 as No. TT154986 in favour of Trans-Canada PipeLines Limited.

2. Restrictions registered on February 6, 1964 as No. TT162545Z in favour of Her Majesty the Queen in Right of the Province of Ontario as represented by the Minister of Highways restricting access to Highway No. 401 from the lands relating to the Production Facility which appear to be perpetual.

3. Notice registered on February 12, 1973 as No. VS248789 being an amendment of the Toronto-Malton Airport Zoning Regulations and amended further by a notice registered on March 27, 2000 as No. LT2057426 by Her Majesty the Queen in Right of the Department of Transport Canada which restrict the height of buildings and structures that can be erected on the lands relating to the Production Facility.

4. Financial Agreement registered on December 14, 1989 as No. LT1082614 between Runnymede Development Corporation Limited, The Corporation of the City of Mississauga and The Regional Municipality of Peel, as amended by an agreement registered on November 14, 2001 as No. PR166028 between Hemosol Inc., The Regional Municipality of Peel and Runnymede Development Corporation Limited.

5. Easement registered on December 14, 1989 as No. LT1082621 in favour of Mississauga Hydro-Electric Commission and Bell Canada.

6. Easement registered on August 1, 1991 as No. LT1241703 in favour of The Regional Municipality of Peel.

7. Charge registered on November 22, 2002 as No. PR 351375 in favour of The Bank of Nova Scotia in the original principal amount of $25,000,000.

8. Charge/Mortgage of land registered on April 30, 2004 as No. PR631467 in favour of The Bank of Nova Scotia in the original principal amount of $25,000,000.

9. All reservations and conditions expressed in the initial grant from the Crown.

10. The priority of any liens under the Construction Lien Act (Ontario) (the "Act") to the extent of any deficiency in the holdbacks required to be made under the Act or to the extent provided by Section 78(3) of the Act.

11. Any municipal by-laws or regulations affecting the Production Facility or its use and any other municipal land use instruments including, without limitation, official plans and zoning and building by-laws, as well as decisions of the Committee of Adjustment or any other competent authority permitting variances therefrom, and all applicable building codes.

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12.  Any and all interests (including liens, charges, adverse claims, security interests or other encumbrances) of any nature whatsoever now or hereafter claimed or held by Her Majesty the Queen in Right of Canada, Her Majesty the Queen in Right of any province of Canada, or by any other governmental department, agency or authority under or pursuant to any applicable legislation, statute or regulation which, in each and every case, are not registered in the Land Titles Office.

13. Any and all licences, easements, rights-of-way, rights in the nature of easements and agreements with respect thereto including, without limitation, agreements, easements, licences, rights-of-way and interests in the nature of easements for sidewalks, public ways, sewers, drains, utilities, gas, steam and water mains or electric light and power, or telephone and telegraphic conduits, poles, wires and cables which, in each and every case, are not registered in the Land Titles Office.

14. The exceptions and qualifications set out in Section 44(1) of the Land Titles Act (Ontario).

15. The encumbrances and other liens evidenced by the registrations described in the Personal Property Security Act (Ontario) enquiry response certificates with a file currency date of May 16, 2004 against Hemosol Inc., the Licensee, LPBP Inc. and Hemosol Corp., copies of which have been provided by the Licensee to the Licensor.